                                                                     Exhibit 3.1

                               THE COMPANIES LAW
                       EXEMPTED COMPANY LIMITED BY SHARES

                              AMENDED AND RESTATED
                            MEMORANDUM OF ASSOCIATION
                                       OF

                          XINHUA FINANCE MEDIA LIMITED

               (Adopted pursuant to Special Resolutions passed on
                               20 September, 2006)

1.   The name of the Company is XINHUA FINANCE MEDIA LIMITED.

2. The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies.

3. Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4. Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of The Companies Law.

5. Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6. The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7. The liability of each member is limited to the amount from time to time unpaid on such member's shares.

8. The share capital of the Company is US$134,690.37 divided into 69,035,751 A common shares of a nominal or par value of US$0.001 each and 50,054,619 B common shares of a nominal or par value of US$0.001 each and 15,600,000 preferred shares of a nominal or par value of US$0.001.

9. The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

                              AMENDED AND RESTATED

                             ARTICLES OF ASSOCIATION



                                       OF



                          XINHUA FINANCE MEDIA LIMITED





               (Adopted pursuant to Special Resolutions passed on
                               20 September, 2006)

                                TABLE OF CONTENTS


TABLE A

INTERPRETATION
1.  Definitions

SHARES
2.  Power to Issue Shares
3.  Redemption and Purchase of Shares
4.  Rights Attaching to Shares
5.  Calls on Shares
6.  Joint and Several Liability to Pay Calls
7.  Forfeiture of Shares
8.  Share Certificates
9.  Fractional Shares

REGISTRATION OF SHARES
10. Register of Members
11. Registered Holder Absolute Owner
12. Transfer of Registered Shares
13. Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL
14. Power to Alter Capital
15. Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION
16. Dividends
17. Power to Set Aside Profits
18. Method of Payment
19. Capitalisation

MEETINGS OF MEMBERS
20. Annual General Meetings
21. Extraordinary General Meetings
22. Requisitioned General Meetings
23. Notice
24. Giving Notice
25. Postponement of General Meeting
26. Participating in Meetings by Telephone
27. Quorum at General Meetings
28. Chairman to Preside
29. Voting on Resolutions
30. Power to Demand a Vote on a Poll
31. Voting by Joint Holders of Shares
32. Instrument of Proxy
33. Representation of Corporate Member
34. Adjournment of General Meeting
35. Written Resolutions
36. Directors Attendance at General Meetings

DIRECTORS AND OFFICERS
37. Election of Directors
38. Number of Directors
39. Term of Office of Directors
40. Alternate Directors
41. Removal of Directors
42. Vacancy in the Office of Director
43. Remuneration of Directors
44. Defect in Appointment of Director
45. Directors to Manage Business
46. Powers of the Board of Directors
47. Register of Directors and Officers
48. Officers
49. Appointment of Officers
50. Duties of Officers
51. Remuneration of Officers
52. Conflicts of Interest
53. Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS
54. Board Meetings
55. Notice of Board Meetings
56. Participation in Meetings by Telephone
57. Quorum at Board Meetings
58. Board to Continue in the Event of Vacancy
59. Chairman to Preside
60. Written Resolutions
61. Validity of Prior Acts of the Board

CORPORATE RECORDS
62. Minutes
63. Register of Mortgages and Charges
64. Form and Use of Seal

ACCOUNTS
65. Books of Account
66. Financial Year End

AUDITS
67. Audit
68. Appointment of Auditors
69. Remuneration of Auditors
70. Duties of Auditor
71. Access to Records

VOLUNTARY WINDING-UP AND DISSOLUTION
72. Winding-Up

CHANGES TO CONSTITUTION
73. Changes to Articles
74. Changes to the Memorandum of Association
75. Discontinuance
76. Conflicts with Schedule

                                    TABLE A


     The regulations in Table A in the First Schedule to the Law (as defined below) do not apply to the Company.


                                 INTERPRETATION


1.   DEFINITIONS
     1.1 In these Articles, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

          A Common Share                an A common share of US$0.001 par value
                                        in the share capital of the Company with
                                        the rights set out in these Articles,
                                        including Schedule 1 to these Articles;

          Affiliate                     (i) in the case of a natural person,
                                        such person's parents, parents-in-law,
                                        spouse, children or grandchildren, a
                                        trust for the benefit of any of the
                                        foregoing, a company, partnership or any
                                        natural person or entity wholly or
                                        jointly owned by any of the foregoing,
                                        (ii) in the case of an entity, a
                                        partnership, a corporation or any
                                        natural person or entity which directly,
                                        or indirectly through one or more
                                        intermediaries, controls, is controlled
                                        by, or is under common control with,
                                        such entity;

          Alternate Director            an alternate director appointed in
                                        accordance with these Articles;

          Articles these Articles of Association as altered from time to time which term shall include the Schedule hereto;

          Auditor                       includes an individual or partnership;

          B Common Share                a B common share of US$0.001 par value
                                        in the share capital of the Company with
                                        the

                                        rights set out in these Articles,
                                        including Schedule 1 to these Articles;

          Board                         the board of directors appointed or
                                        elected pursuant to these Articles and
                                        acting at a meeting of directors at
                                        which there is a quorum or by written
                                        resolution in accordance with these
                                        Articles;

          Common Share                  an A Common Share or a B Common Share;

          Company the company for which these Articles are approved and confirmed;

          control                       the ownership, directly or indirectly,
                                        of shares possessing more than fifty
                                        percent (50%) of the voting power of the corporation, or the partnership or other entity (other than, in the case of corporation, share having such power only by reason of the happening of a contingency), or having the power to control the management or elect a majority of members to the board of directors or equivalent decision-making body of such corporation, partnership or other entity.

          Convertible Preferred Share   a Preferred Share with the rights,
                                        including as to conversion, set out in
                                        Schedule 2 to these Articles;

          Director                      a director, including a sole director,
                                        for the time being of the Company and
                                        shall include an Alternate Director;

          Law                           The Companies Law of the Cayman Islands
                                        and every modification, reenactment or
                                        revision thereof for the time being in
                                        force;

          Member the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the
                                        context so requires;

          Memorandum                    the memorandum of association of the
                                        Company as originally registered or as
                                        from time to time amended;

          month                         calendar month;

          notice                        written notice as further provided in
                                        these Articles unless otherwise
                                        specifically stated;

          Officer                       any person appointed by the Board to
                                        hold an office in the Company;

          ordinary resolution           a resolution which:

                                        (a)  has been passed by a simple
                                             majority of such Members as, being
                                             entitled to do so, vote in person
                                             or by proxy at a general meeting of
                                             which notice specifying the
                                             intention to propose the resolution
                                             as an ordinary resolution has been
                                             duly given; or

                                        (b)  has been approved in writing by all
                                             of the Members entitled to vote at
                                             a general meeting of the company in
                                             one or more instruments each signed
                                             by one or more of the Members
                                             aforesaid.

          paid-up                       paid-up or credited as paid-up;

          Preferred Share               a preferred share of US$0.001 par value
                                        in the share capital of the Company with
                                        the rights set out in these Articles;

          Register of Directors         the register of directors and officers
          and Officers                  referred to in these Articles;

          Register of Members           the register of Members referred to in
                                        these Articles;

          Registered Office             the registered office for the time being
                                        of the Company;

          Seal                          the common seal or any official or
                                        duplicate seal of the Company;

          Secretary                     the person appointed to perform any or
                                        all of the duties of secretary of the
                                        Company and includes any deputy or
                                        assistant secretary and any person
                                        appointed by the Board to perform any of
                                        the duties of the Secretary;

          share                         a share or shares of any class and
                                        series in the Company including a Common
                                        Share or a Convertible Preferred Share,
                                        and includes a fraction of a share;

          Special Resolution            a resolution which:

                                        (a)  has been passed by a majority of
                                             not less than two-thirds of such
                                             Members as, being entitled to do
                                             so, vote in person or by proxy at a
                                             general meeting of which notice
                                             specifying the intention to propose
                                             the resolution as a special
                                             resolution has been duly given; or


                                        (b)  has been approved in writing by all
                                             of the Members entitled to vote at
                                             a general meeting of the company in
                                             one or more instruments each signed
                                             by one or more of the Members
                                             aforesaid.

          written resolution            a resolution passed in accordance with
                                        Article 35 or 60; and

          year                          calendar year.

     1.2  In these Articles, where not inconsistent with the context:

          (a) capitalised terms used herein but not defined have the meaning set out in Schedule 2 to these Articles;

          (b) words denoting the plural number include the singular number and vice versa;

          (c) words denoting the masculine gender include the feminine and neuter genders;

          (d) words importing persons include companies, associations or bodies of persons whether corporate or not;

          (e)  the words:-

               (i)  "may" shall be construed as permissive; and

               (ii) "shall" shall be construed as imperative;

          (f) a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof; and

          (g) unless otherwise provided herein, words or expressions defined in the Law shall bear the same meaning in these Articles.

     1.3 In these Articles expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

     1.4 Headings used in these Articles are for convenience only and are not to be used or relied upon in the construction hereof.

                                     SHARES


2.   POWER TO ISSUE SHARES
     Subject to these Articles and to prior written consent being obtained from the Majority Holders for the issuance of any shares which are senior in rights in any respect to the Convertible Preferred Shares, the Preferred Shares or the Common Shares and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class and series of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise as the Company may by resolution of the Members prescribe, provided that no share shall be issued at a discount except in accordance with the Law.

     The Board and the Company may not, without the prior written consent of the Majority Holders, issue, allot or otherwise dispose of any Preferred Shares other than those contemplated by and specified in Schedule 2 to these Articles.

3.   REDEMPTION AND PURCHASE OF SHARES
     3.1 Subject to the Law and to prior written consent being obtained from the Majority Holders for the issuance of any shares which are senior in rights in any respect to the Convertible Preferred Shares, the Preferred Shares or the Common Shares, the Company is authorised to issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or a Member.

     3.2 The Company is hereby authorised to make payments in respect of the redemption of its shares out of capital or out of any other account or fund which can be authorised for this purpose in accordance with the Law. The Convertible Preferred Shares may be redeemed on the basis set out in Schedule 2 to these Articles.

     3.3 The redemption price of a redeemable share, or the method of calculation thereof, shall, in the absence of any provisions set out in the terms of the shares in question, be fixed by the Directors at or before the time of issue. The redemption price of the Convertible Preferred Shares shall be determined on the basis set out in Schedule 2 to these Articles.

     3.4 Every share certificate representing a redeemable share shall indicate that the share is redeemable.

     3.5 In the case of shares redeemable at the option of a Member a redemption notice from a Member may not be revoked without the agreement of the Directors.

     3.6 At the time or in the circumstances specified for redemption the redeemed shares shall be cancelled and shall cease to confer on the relevant Member any right or privilege, without prejudice to the right to receive the redemption price, which price shall become payable so soon as it can with due despatch be calculated, but subject to surrender of the relevant share certificate for cancellation (and reissue in respect of any balance).

     3.7 The redemption price may be paid in any manner authorised by these Articles for the payment of dividends.

     3.8 A delay in payment of the redemption price shall not affect the redemption but, in the case of a delay of more than thirty days, interest shall be paid for the period from the due date until actual payment at a rate which the Directors, after due enquiry, estimate to be representative of the rates being offered by Class A banks in the Cayman Islands for thirty day deposits in the same currency where no provision as to the rate of interest has been included in the terms of the shares in question.

     3.9 The Directors may exercise as they think fit the powers conferred on the Company by Section 37(5) of the Law (payment out of capital).

     3.10 Subject as aforesaid, the Directors may determine, as they think fit all questions that may arise concerning the manner in which the redemption of the shares shall or may be effected.

     3.11 No share may be redeemed unless it is fully paid-up.

     3.12 So long as any of the Convertible Preferred Shares are outstanding, no Company Junior Shares shall be redeemed or repurchased. Subject thereto, the Board may exercise all the powers of the Company to purchase all or any part of its own shares in accordance with the Law. Shares purchased by the Company shall be cancelled and shall cease to confer any right or privilege on the Member from whom the shares are purchased.

     3.13 The Directors may redeem or cause the Company to redeem all or some of the Convertible Preferred Shares held by any person if, and only if, such redemption is necessary to give effect to the conversion mechanic for the Convertible Preferred Shares set out in Schedule 2 to these Articles, which mechanic may be implemented by means of the compulsory redemption of the relevant Convertible Preferred Shares and the immediate re-subscription on behalf of the relevant Members of the redemption proceeds in paying up relevant Common Shares.


4.   RIGHTS ATTACHING TO SHARES
     Subject to Article 2, the Memorandum and any resolution of the Members to the contrary and without prejudice to any special rights conferred thereby on the holders of any other shares or class of shares, the share capital of the Company shall be divided into A Common Shares and B Commons Shares (the rights of which are set out in Schedule 1 to these Articles) and Preferred Shares, including Convertible Preferred Shares the rights of which are set out in Schedule 2 to these Articles.


5.   CALLS ON SHARES
     5.1 The Board may make such calls as it thinks fit upon the Members in respect of any monies (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.

     5.2 The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by him, although no part of that amount has been called up.

     5.3 The Company may make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares.


6.   JOINT AND SEVERAL LIABILITY TO PAY CALLS
     The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.


7.   FORFEITURE OF SHARES
     7.1 If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

            Notice of Liability to Forfeiture for Non-Payment of Call
                                o(the "Company")

          You have failed to pay the call of [amount of call] made on the [ ] day of [ ], 200[ ], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on the [ ] day of [ ], 200[ ], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [ ] day of [ ], 200[ ] at the registered office of the Company the share(s) will be liable to be forfeited.

          Dated this [ ] day of [ ], 200[ ]


          ------------------------------------------

          [Signature of Secretary] By Order of the Board

     7.2 If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Articles and the Law.

     7.3 A Member whose share or shares have been forfeited as aforesaid shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture and all interest due thereon.

     7.4 The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.


8.   SHARE CERTIFICATES
     8.1 Every Member shall be entitled to a certificate under the seal of the Company (or a facsimile thereof) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

     8.2 If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

     8.3  Share certificates may not be issued in bearer form.


9.   FRACTIONAL SHARES
     The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

                             REGISTRATION OF SHARES


10.  REGISTER OF MEMBERS
     The Board shall cause to be kept in one or more books a Register of Members which may be kept outside the Cayman Islands at such place as the Directors shall appoint and shall enter therein the following particulars:-

          (a) the name and address of each Member, the number, and (where appropriate) the class of shares held by such Member and the amount paid or agreed to be considered as paid on such shares;

          (b) the date on which each person was entered in the Register of Members; and

          (c)  the date on which any person ceased to be a Member.

11.   REGISTERED HOLDER ABSOLUTE OWNER
      11.1 The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

      11.2 No person shall be entitled to recognition by the Company as holding any share upon any trust and the Company shall not be bound by, or be compelled in any way to recognise, (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any other right in respect of any share except an absolute right to the entirety of the share in the holder. If, notwithstanding this Article, notice of any trust is at the holder's request entered in the Register or on a share certificate in respect of a share, then, except as aforesaid:

            (a) such notice shall be deemed to be solely for the holder's convenience;

            (b) the Company shall not be required in any way to recognise any beneficiary, or the beneficiary, of the trust as having an interest in the share or shares concerned;

            (c) the Company shall not be concerned with the trust in any way, as to the identity or powers of the trustees, the validity, purposes or terms of the trust, the question of whether anything done in relation to the shares may amount to a breach of trust or otherwise; and

            (d) the holder shall keep the Company fully indemnified against any liability or expense which may be incurred or suffered as a direct or indirect consequence of the Company entering notice of the trust in the Register or on a share certificate and continuing to recognise the holder as having an absolute right to the entirety of the share or shares concerned.


12.   TRANSFER OF REGISTERED SHARES
      12.1 An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

                          Transfer of a Share or Shares
                                (the "Company")

            FOR VALUE RECEIVED....................[amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] of shares of the Company.

            DATED this [ ] day of [ ], 200[ ]

            Signed by:                          In the presence
            of:



            ------------------------------      ------------------------------

            Transferor                          Witness



            ------------------------------      ------------------------------

            Transferee                          Witness

      12.2 Such instrument of transfer shall be signed by or on behalf of the transferor and transferee, provided that, in the case of a fully paid share, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

      12.3 The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

      12.4 The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

      12.5 The Board may in its absolute discretion and without assigning any reason therefor refuse to register the transfer of a share. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.


13.   TRANSMISSION OF REGISTERED SHARES
      13.1 In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 39 of the Law, for the purpose of this Article, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

      13.2 Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

                    Transfer by a Person Becoming Entitled on
                          Death/Bankruptcy of a Member
                                (the "Company")

            I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

            DATED this [ ] day of [ ], 200[ ]

            Signed by:                          In the presence
            of:



            ------------------------------      ------------------------------

            Transferor                          Witness



            ------------------------------      ------------------------------

            Transferee                          Witness

      13.3 On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

      13.4 Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

                           ALTERATION OF SHARE CAPITAL


14.  POWER TO ALTER CAPITAL
     14.1 Subject to the Law and subject to prior written consent being obtained from the Majority Holders, the Company may from time to time by ordinary resolution alter the conditions of the Memorandum to increase its share capital by new shares of such amount as it thinks expedient or, if the Company has shares without par value, increase its share capital by such number of shares without nominal or par value, or increase the aggregate consideration for which its shares may be issued, as it thinks expedient.

     14.2 Subject to the Law, the Company may from time to time by ordinary resolution alter the conditions of the Memorandum to:

          (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

          (b) subdivide its shares or any of them into shares of an amount smaller than that fixed by the Memorandum; or

          (c) cancel shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled or, in the case of shares without par value, diminish the number of shares into which its capital is divided.

     14.3 For the avoidance of doubt it is declared that paragraph 14.2(a) and
          (b) above do not apply if at any time the shares of the Company have no par value.

     14.4 Subject to the Law, the Company may from time to time by Special Resolution reduce its share capital in any way or, subject to Article 77, alter any conditions of the Memorandum relating to share capital.


15.  VARIATION OF RIGHTS ATTACHING TO SHARES
     The rights attached to the Convertible Preferred Shares may only be varied with the prior written consent of the Majority Holders. Subject thereto, if, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

                          DIVIDENDS AND CAPITALISATION


16.  DIVIDENDS
     16.1 The written consent of the Majority Holders must be obtained before any dividends can be paid on any shares other than the Convertible Preferred Shares. Subject thereto, the Board may, subject to these Articles and the Law and any direction of the Company in general meeting, declare a dividend to be paid to the Members or any class of them, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.

     16.2 Dividends may be declared and paid out of profits of the Company, realised or unrealised, or from any reserve set aside from profits which the Directors determine is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorised for this purpose in accordance with the Law.

     16.3 With the sanction of an ordinary resolution of the Company, the Directors may determine that a dividend shall be paid wholly or partly by the distribution of specific assets (which may consist of the shares or securities of any other company) and may settle all questions concerning such distribution. Without limiting the foregoing generally, the Directors may fix the value of such specific assets, may determine that cash payments shall be made to some Members in lieu of specific assets and may vest any such specific assets in trustees on such terms as the Directors think fit.

     16.4 The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.

     16.5 The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.

     16.6 The Board may fix any date as the record date for determining the Members entitled to receive any dividend or other distribution, but, unless so fixed, the record date shall be the date of the Directors' resolution declaring same.

17.  POWER TO SET ASIDE PROFITS
     17.1 The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such sum as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose. Pending application, such sums may be employed in the business of the Company or invested, and need not be kept separate from other assets of the Company. The Directors may also, without placing the same to reserve, carry forward any profit which they decide not to distribute.

     17.2 Subject to any direction from the Company in general meeting, the Directors may on behalf of the Company exercise all the powers and options conferred on the Company by the Law in regard to the Company's share premium account.


18.  METHOD OF PAYMENT
     18.1 Any dividend, interest, or other monies payable in cash in respect of the shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the holder may in writing direct.

     18.2 In the case of joint holders of shares, any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

     18.3 The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company on account of calls or otherwise.


19.  CAPITALISATION
     19.1 The Board may resolve to capitalise any sum for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

     19.2 The Board may resolve to capitalise any sum for the time being standing to the credit of a reserve account or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid or nil paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.

                               MEETINGS OF MEMBERS


20.  ANNUAL GENERAL MEETINGS
     The Company may in each year hold a general meeting as its annual general meeting. The annual general meeting of the Company may be held at such time and place as the Chairman or any two Directors or any Director and the Secretary or the Board shall appoint.


21.  EXTRAORDINARY GENERAL MEETINGS
     21.1 General meetings other than annual general meetings shall be called extraordinary general meetings.

     21.2 The Chairman or any two Directors or any Director and the Secretary or the Board may convene an extraordinary general meeting of the Company whenever in their judgment such a meeting is necessary.


22.  REQUISITIONED GENERAL MEETINGS
     22.1 The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene an extraordinary general meeting of the Company. To be effective the requisition shall state the objects of the meeting, shall be in writing, signed by the requisitionists, and shall be deposited at the Registered Office. The requisition may consist of several documents in like form each signed by one or more requisitionists.

     22.2 If the Directors do not within twenty-one days from the date of the requisition duly proceed to call an extraordinary general meeting, the requisitionists, or any of them representing more than one half of the total voting rights of all of them, may themselves convene an extraordinary general meeting; but any meeting so called shall not be held more than ninety days after the requisition. An extraordinary general meeting called by requisitionists shall be called in the same manner, as nearly as possible, as that in which general meetings are to be called by the Directors.


23.  NOTICE
     23.1 At least five days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and if different, the record date for determining Members entitled to attend and vote at the general meeting, and, as far as practicable, the other business to be conducted at the meeting.

     23.2 At least five days' notice of an extraordinary general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held and the general nature of the business to be considered at the meeting.

     23.3 The Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting of the Company but, unless so fixed, as regards the entitlement to receive notice of a meeting or notice of any other matter, the record date shall be the date of despatch of the notice and, as regards the entitlement to vote at a meeting, and any adjournment thereof, the record date shall be the date of the original meeting.

     23.4 A general meeting of the Company shall, notwithstanding that it is called on shorter notice than that specified in these Articles, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the Members entitled to attend and vote thereat.

     23.5 The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.


24.  GIVING NOTICE
     24.1 A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Article, a notice may be sent by letter mail, courier service, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form.

     24.2 Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

     24.3 Any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile, electronic mail, or such other method as the case may be.

25.  POSTPONEMENT OF GENERAL MEETING
     The Board may postpone any general meeting called in accordance with the provisions of these Articles provided that notice of postponement is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each member in accordance with the provisions of these Articles.


26.  PARTICIPATING IN MEETINGS BY TELEPHONE
     Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.


27.  QUORUM AT GENERAL MEETINGS
     27.1 At any general meeting of the Company two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued voting shares (including Convertible Preferred Shares) in the Company throughout the meeting shall form a quorum for the transaction of business, provided that (i) if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business at any general meeting of the Company held during such time and (ii) if the business of the general meeting includes considering a Special Resolution to wind-up the Company or to alter or add to these Articles or the Memorandum, the quorum must include the Majority Holders.

     27.2 Except where the business of the general meeting includes considering a Special Resolution to wind-up the Company, or to alter or add to these Articles or the Memorandum, the quorum must include the Majority Holders, if within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Board may determine.


28.  CHAIRMAN TO PRESIDE
     Unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, shall act as chairman at all meetings of the Members at which such person is present. In his absence a chairman shall be appointed or elected by those present at the meeting and entitled to vote.


29.  VOTING ON RESOLUTIONS
     29.1 Subject to the provisions of the Law and these Articles, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of the requisite majority of the votes cast in accordance with the provisions of these Articles and the Law.

     29.2 No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.

     29.3 At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Articles, every Member entitled to vote and present in person or by proxy at such meeting shall be entitled to one vote and may cast such vote by raising his hand.

     29.4 At any general meeting if an amendment shall be proposed to any resolution under consideration and the chairman of the meeting shall rule on whether the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

     29.5 At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Articles, be conclusive evidence of that fact.


30.  POWER TO DEMAND A VOTE ON A POLL
     30.1 Notwithstanding the foregoing, a poll may be demanded by the Chairman or at least one Member.

     30.2 Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

     30.3 A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place at such meeting as the chairman of the meeting may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     30.4 Where a vote is taken by poll, each person present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. At the conclusion of the poll, the ballot papers shall be examined and counted by a committee of not less than two Members or proxy holders appointed by the chairman for the purpose and the result of the poll shall be declared by the chairman.


31.  VOTING BY JOINT HOLDERS OF SHARES
     In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.


32.  INSTRUMENT OF PROXY
     32.1 An instrument appointing a proxy shall be in writing or transmitted by electronic mail in substantially the following form or such other form as the chairman of the meeting shall accept:

                                      Proxy
                                (the "Company")

          I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members held on the [ ] day of [ ], 200[ ] and at any adjournment thereof. (Any restrictions on voting to be inserted here.)

          Signed this [ ] day of [ ], 200[ ]

          -----------------------------------------------
          Member(s)

     32.2 The instrument of proxy shall be signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by the appointor or by the appointor's attorney duly authorised in writing, or if the appointor is a corporation, either under its seal or signed or, in the case of a transmission by electronic mail, electronically signed in a manner acceptable to the chairman, by a duly authorised officer or attorney.

     32.3 A member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf.

     32.4 Save and except for the irrevocable proxy stipulated in Article 32.5, the decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

     32.5 Any Member may irrevocably appoint a proxy and in such case (i) such proxy shall be irrevocable in accordance with the terms of the instrument of appointment (ii) the Member may not vote at any meeting at which the holder of such proxy votes and (iii) the Company shall be obliged to recognise the holder of such proxy until such time as the Company is notified in writing that the proxy has been revoked in accordance with its terms.


33.  REPRESENTATION OF CORPORATE MEMBER
     33.1 A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting of the Members and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

     33.2 Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.


34.  ADJOURNMENT OF GENERAL MEETING
     The chairman of a general meeting may, with the consent of a majority in number of those present at any general meeting at which a quorum is present, and shall if so directed, adjourn the meeting. Unless the meeting is adjourned for more than 60 days fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat, in accordance with the provisions of these Articles.


35.  WRITTEN RESOLUTIONS
     35.1 Anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

     35.2 A resolution in writing may be signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Members, or all the Members of the relevant class thereof, in as many counterparts as may be necessary.

     35.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Article to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

     35.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

     35.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Member that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Member to sign and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.


36.  DIRECTORS ATTENDANCE AT GENERAL MEETINGS
     The Directors of the Company shall be entitled to receive notice of, attend and be heard at any general meeting.

                             DIRECTORS AND OFFICERS


37.  ELECTION OF DIRECTORS
     37.1 The Board shall be elected or appointed in writing in the first place by the subscribers to the Memorandum or by a majority of them. There shall be no shareholding qualification for Directors unless prescribed by Special Resolution.

     37.2 The Directors may from time to time appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors, subject to any upper limit on the number of Directors prescribed pursuant to this Article.


38.  NUMBER OF DIRECTORS
     The Board shall consist of not less than one Director or such number in excess thereof as the Board may determine.


39.  TERM OF OFFICE OF DIRECTORS
     An appointment of a Director may be on terms that the Director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period; but no such term shall be implied in the absence of express provision.


40.  ALTERNATE DIRECTORS
     40.1 A Director may at any time appoint any person (including another Director) to be his Alternate Director and may at any time terminate such appointment. An appointment and a termination of appointment shall be by notice in writing signed by the Director and deposited at the Registered Office or delivered at a meeting of the Directors.

     40.2 The appointment of an Alternate Director shall determine on the happening of any event which, if he were a Director, would cause him to vacate such office or if his appointor ceases for any reason to be a Director.

     40.3 An Alternate Director shall be entitled to receive notices of meetings of the Directors and shall be entitled to attend and vote as a Director at any such meeting at which his appointor is not personally present and generally at such meeting to perform all the functions of his appointor as a Director; and for the purposes of the proceedings at such meeting these Articles shall apply as if he (instead of his appointor) were a Director, save that he may not himself appoint an Alternate Director or a proxy.

     40.4 If an Alternate Director is himself a Director or attends a meeting of the Directors as the Alternate Director of more than one Director, his voting rights shall be cumulative.

     40.5 Unless the Directors determine otherwise, an Alternate Director may also represent his appointor at meetings of any committee of the Directors on which his appointor serves; and the provisions of this Article shall apply equally to such committee meetings as to meetings of the Directors.

     40.6 If so authorised by an express provision in his notice of appointment, an Alternate Director may join in a written resolution of the Directors adopted pursuant to these Articles and his signature of such resolution shall be as effective as the signature of his appointor.

     40.7 Save as provided in these Articles an Alternate Director shall not, as such, have any power to act as a Director or to represent his appointor and shall not be deemed to be a Director for the purposes of these Articles.

     40.8 A Director who is not present at a meeting of the Directors, and whose Alternate Director (if any) is not present at the meeting, may be represented at the meeting by a proxy duly appointed, in which event the presence and vote of the proxy shall be deemed to be that of the Director. All the provisions of these Articles regulating the appointment of proxies by Members shall apply equally to the appointment of proxies by Directors.


41.  REMOVAL OF DIRECTORS
     The Members may from time to time by ordinary resolution remove any Director from office, whether or not appointing another in his stead.


42.  VACANCY IN THE OFFICE OF DIRECTOR
     The office of Director shall be vacated if the Director:

          (a)  is removed from office pursuant to these Articles;

          (b) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

          (c) is or becomes of unsound mind or an order for his detention is made under the Mental Health Law of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; or

          (d)  resigns his office by notice in writing to the Company.


43.  REMUNERATION OF DIRECTORS
     The remuneration (if any) of the Directors shall, subject to any direction that may be given by the Company in general meeting, be determined by the Directors as they may from time to time determine and shall be deemed to accrue from day to day. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from the meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.


44.  DEFECT IN APPOINTMENT OF DIRECTOR
     All acts done in good faith by the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.


45.  DIRECTORS TO MANAGE BUSINESS
     The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may, subject to the restrictions on the Company and the rights of the Convertible Preferred Shares set out in Schedule 2 to these

     Articles, exercise all such powers of the Company as are not, by the Law or by these Articles, required to be exercised by the Company in general meeting subject, nevertheless, to these Articles, the provisions of the Law and to such directions as may be prescribed by the Company in general meeting.


46.  POWERS OF THE BOARD OF DIRECTORS
     Without limiting the generality of Article 45, the Board may:

          (a) appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

          (b) exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

          (c) appoint one or more Directors to the office of managing director or chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

          (d) appoint a person to act as manager of the Company's day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

          (e) by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's person seal with the same effect as the affixation of the seal of the Company;

          (f) procure that the Company pays all expenses incurred in promoting and incorporating the Company;

          (g) delegate any of its powers (including the power to sub-delegate) to a committee of one or more persons appointed by the Board and every such committee shall conform to such directions as the Board shall impose on them. Subject to any directions or regulations made by the Directors for this purpose, the meetings and proceedings of any such committee shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Board, including provisions for written resolutions;

          (h) delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board sees fit;

          (i) present any petition and make any application in connection with the liquidation or reorganisation of the Company;

          (j) in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

          (k) authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.


47.  REGISTER OF DIRECTORS AND OFFICERS
     47.1 The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers in accordance with the Law and shall enter therein the following particulars with respect to each Director and Officer:

          (a)  first name and surname; and

          (b)  address.

     47.2 The Board shall, within the period of thirty days from the occurrence of:-

          (a)  any change among its Directors and Officers; or

          (b) any change in the particulars contained in the Register of Directors and Officers,

          cause to be entered on the Register of Directors and Officers the particulars of such change and the date on which such change occurred, and shall notify the Registrar of Companies of any such change that takes place.


48.  OFFICERS
     The Officers shall consist of a Secretary and such additional Officers as the Board may determine all of whom shall be deemed to be Officers for the purposes of these Articles.

49.  APPOINTMENT OF OFFICERS
     The Secretary (and additional Officers, if any) shall be appointed by the Board from time to time.


50.  DUTIES OF OFFICERS
     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.


51.  REMUNERATION OF OFFICERS
     The Officers shall receive such remuneration as the Board may determine.


52.  CONFLICTS OF INTEREST
     52.1 Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company and such Director or such Director's firm, partner or company shall be entitled to remuneration as if such Director were not a Director. Nothing herein contained shall authorise a Director or Director's firm, partner or company to act as Auditor to the Company.

     52.2 A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by law.

     52.3 Following a declaration being made pursuant to this Article, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested and may be counted in the quorum for such meeting.


53.  INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS
     53.1 The Directors, Officers and Auditors of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and every former director, officer, auditor or trustee and their respective heirs, executors, administrators, and personal representatives (each of which persons being referred to in this Article as an "indemnified party") shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of the said persons. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty with may attach to such Director or Officer.

     53.2 The Company may purchase and maintain insurance for the benefit of any Director or Officer of the Company against any liability incurred by him in his capacity as a Director or Officer of the Company or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.

                       MEETINGS OF THE BOARD OF DIRECTORS


54.  BOARD MEETINGS
     The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. A resolution put to the vote at a meeting of the Board shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.


55.  NOTICE OF BOARD MEETINGS
     A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Board. Notice of a meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally (in person or by telephone) or otherwise communicated or sent to such Director by post, cable, telex, telecopier, facsimile, electronic mail or other mode of representing words in a legible form at such Director's last known address or any other address given by such Director to the Company for this purpose.


56.  PARTICIPATION IN MEETINGS BY TELEPHONE
     Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the

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


     meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.


57.  QUORUM AT BOARD MEETINGS
     The quorum necessary for the transaction of business at a meeting of the Board shall be two Directors, provided that if there is only one Director for the time being in office the quorum shall be one.


58.  BOARD TO CONTINUE IN THE EVENT OF VACANCY
     The Board may act notwithstanding any vacancy in its number.


59.  CHAIRMAN TO PRESIDE
     Unless otherwise agreed by a majority of the Directors attending, the Chairman, if there be one, shall act as chairman at all meetings of the Board at which such person is present. In his absence a chairman shall be appointed or elected by the Directors present at the meeting.


60.  WRITTEN RESOLUTIONS
     60.1 Anything which may be done by resolution of the Directors may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors.

     60.2 A resolution in writing may be signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, all the Directors in as many counterparts as may be necessary.

     60.3 A resolution in writing made in accordance with this Article is as valid as if it had been passed by the Directors in a directors' meeting, and any reference in any Article to a meeting at which a resolution is passed or to Directors voting in favour of a resolution shall be construed accordingly.

     60.4 A resolution in writing made in accordance with this Article shall constitute minutes for the purposes of the Law.

     60.5 For the purposes of this Article, the date of the resolution is the date when the resolution is signed by, or in the case of a Director that is a corporation whether or not a company within the meaning of the Law, on behalf of, the last Director to sign (or Alternate Director to sign if so authorised under Article 40.6), and any reference in any Article to the date of passing of a resolution is, in relation to a resolution made in accordance with this Article, a reference to such date.

61.  VALIDITY OF PRIOR ACTS OF THE BOARD
     No regulation or alteration to these Articles made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

                                CORPORATE RECORDS


62.  MINUTES
     The Board shall cause minutes to be duly entered in books provided for the purpose:

          (a)  of all elections and appointments of Officers;

          (b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.


63.  REGISTER OF MORTGAGES AND CHARGES
     63.1 The Directors shall cause to be kept the Register of Mortgages and Charges required by the Law.

     63.2 The Register of Mortgages and Charges shall be open to inspection in accordance with the Law, at the office of the Company on every business day in the Cayman Islands, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each such business day be allowed for inspection.


64.  FORM AND USE OF SEAL
     64.1 The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf; and, until otherwise determined by the Directors, the Seal shall be affixed in the presence of a Director or the Secretary or an assistant secretary or some other person authorised for this purpose by the Directors or the committee of Directors.

     64.2 Notwithstanding the foregoing, the Seal may without further authority be affixed by way of authentication to any document required to be filed with the Registrar of Companies in the Cayman Islands, and may be so affixed by any Director, Secretary or assistant secretary of the Company or any other person or institution having authority to file the document as aforesaid.

     64.3 The Company may have one or more duplicate Seals, as permitted by the Law; and, if the Directors think fit, a duplicate Seal may bear on its face of the name of the country, territory, district or place where it is to be issued.

                                    ACCOUNTS


65.  BOOKS OF ACCOUNT
     65.1 The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:-

          (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

          (b)  all sales and purchases of goods by the Company; and

          (c)  all assets and liabilities of the Company.

     65.2 Such records of account shall be kept and proper books of account shall not be deemed to be kept with respect to the matters aforesaid if there are not kept, at such place as the Board thinks fit, such books as are necessary to give a true and fair view of the state of the Company's affairs and to explain its transactions.

     65.3 No Member (not being a Director) shall have any right of inspecting any account or book or document of the Company.


66.  FINANCIAL YEAR END
     The financial year end of the Company shall be 31st December in each year but, subject to any direction of the Company in general meeting, the Board may from time to time prescribe some other period to be the financial year, provided that the Board may not without the sanction of an ordinary resolution prescribe or allow any financial year longer than eighteen months.

                                     AUDITS


67.  AUDIT
     Nothing in these Articles shall be construed as making it obligatory to appoint Auditors.


68.  APPOINTMENT OF AUDITORS
     68.1 The Company may in general meeting appoint Auditors to hold office for such period as the Members may determine.

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


     68.2 Whenever there are no Auditors appointed as aforesaid the Directors may appoint Auditors to hold office for such period as the Directors may determine or earlier removal from office by the Company in general meeting.

     68.3 The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.


69.  REMUNERATION OF AUDITORS
     Unless fixed by the Company in general meeting the remuneration of the Auditor shall be as determined by the Directors.


70.  DUTIES OF AUDITOR
     The Auditor shall make a report to the Members on the accounts examined by him and on every set of financial statements laid before the Company in general meeting, or circulated to Members, pursuant to this Article during the Auditor's tenure of office.


71.  ACCESS TO RECORDS
     71.1 The Auditor shall at all reasonable times have access to the Company's books, accounts and vouchers and shall be entitled to require from the Company's Directors and Officers such information and explanations as the Auditor thinks necessary for the performance of the Auditor's duties and, if the Auditor fails to obtain all the information and explanations which, to the best of his knowledge and belief, are necessary for the purposes of their audit, he shall state that fact in his report to the Members.

     71.2 The Auditor shall be entitled to attend any general meeting at which any financial statements which have been examined or reported on by him are to be laid before the Company and to make any statement or explanation he may desire with respect to the financial statements.

                      VOLUNTARY WINDING-UP AND DISSOLUTION


72.  WINDING-UP
     72.1 The Company may be voluntarily wound-up by a Special Resolution.

     72.2 The assets available for distribution among the Members shall then be applied in the following priority:

          72.2.1 firstly, to each holder of Convertible Preferred Shares, either
                 (i) an amount equal to the Preference Amount, or (ii) a ratable distribution in lieu thereof in accordance with Schedule 2;

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

          72.2.2 secondly, to the holders of Common Shares.

     72.3 If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may subject to the rights of the Convertible Preferred Shares determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                             CHANGES TO CONSTITUTION


73.  CHANGES TO ARTICLES
     Subject to the Law, to the conditions contained in the Memorandum, the Company may, by Special Resolution, alter or add to these Articles.


74.  CHANGES TO THE MEMORANDUM OF ASSOCIATION
     Subject to the Law, the Company may from time to time by Special Resolution alter the Memorandum with respect to any objects, powers or other matters specified therein.


75.  DISCONTINUANCE
     The Board may exercise all the powers of the Company to transfer by way of continuation the Company to a named country or jurisdiction outside the Cayman Islands pursuant to the Law.


76.  CONFLICTS WITH SCHEDULE
     For the avoidance of doubt, in the event of any inconsistency between the terms of Schedule 2 hereto or the remainder of these Articles in connection with the rights attaching to the Convertible Preferred Shares, the terms of
     Schedule 2 hereto shall, the necessary changes being made therein and hereto, prevail.

                                   Schedule 1

                             Terms of Common Shares


1.   The A Common Shares shall:

(a)  entitle the holder to one vote per share;

(b) entitle the holder to such dividends as the Board may from time to time declare;

(c) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganization or otherwise or for the purpose of a reorganization or otherwise or upon any distribution of capital, entitle to the surplus assets of the Company; and

(d) generally entitle the holder to enjoy all of the rights attaching to A Common Shares.


2.   The B Common Shares shall:

(a)  entitle the holder to ten votes per share;

(b) entitle the holder to convert such shares into A Common Shares on a one to one (1:1) basis at any time upon delivery of written notice to the Board of Directors;

(c) upon any sale, pledge, transfer, assignment or disposition of B Common Shares by a holder thereof to any person or entity which is not at any time a wholly-owned and wholly-controlled subsidiary of Xinhua Finance Limited, automatically convert into A Common Shares (and, for the avoidance of doubt, at any time such subsequent holder ceases to be a wholly-owned and wholly-controlled subsidiary of Xinhua Finance Limited, the B Common Shares held by such holder shall automatically convert into A Common Shares; and

(d)  otherwise rank pari passu with the A Common Shares.


3.   Attendance at General Meetings and Voting

     Holders of Common Shares have the right to receive notice of, attend, speak and vote at general meetings of the Company. Holders of shares of A Common Shares and B Common Shares shall at all time vote together as one class on all matters submitted to a vote for Members' consent.

                                   SCHEDULE 2

                      Terms of Convertible Preferred Shares


Convertible Preferred Shares. The board of directors (the "Board") of Xinhua Finance Media Limited (the "Company") hereby establishes out of the authorized and unissued Share Capital of the Company a series of Preferred Shares designated as "Convertible Preferred Shares" (each such share, a "Convertible Preferred Share"). The authorized number of Convertible Preferred Shares and the preferences, limitations and relative rights and other matters pertaining to Convertible Preferred Shares are described below. Capitalized terms used herein but not otherwise defined in the individual sections have the meanings given to them in Section 9 or in the body of the Articles.

Section 1. Number of Shares. The Convertible Preferred Shares shall consist of fifteen million, five hundred eighty-five thousand, two hundred fifty-four (15,585,254) Preferred Shares.

Section 2. Dividends. The right of payment of dividends (whether or not declared) on the Convertible Preferred Shares shall be senior in right of payment to dividends, if any, payable on any other shares, including, without limitation, Common Shares and any other Preferred Shares (all such classes of shares other than the Convertible Preferred Shares are referred to herein as "Company Junior Shares"). Without the written consent of the Majority Holders of Convertible Preferred Shares then outstanding, no dividend may be paid on any Company Junior Shares and no Company Junior Shares shall be redeemed, repurchased or otherwise acquired by the Company so long as any Convertible Preferred Shares remain outstanding.

Section 3. Liquidation Preference. In the event of (i) any liquidation, dissolution, or winding up of the Company, (ii) any distribution of assets to its shareholders or (iii) any merger, consolidation or other business combination involving the Company, a sale of all or substantially all of the Company's assets, a capital reorganization of the Company or a reclassification of the Common Shares, in each case whether voluntary or involuntary, each Holder shall be entitled to receive for each of its Convertible Preferred Shares, out of any lawfully available assets of the Company, in preference to the holders of Company Junior Shares, an amount equal to the Liquidation Preference Amount, determined as of the date of payment of the Liquidation Preference Amount, before any distribution shall be made to the holders of Company Junior Shares. After payment in full of the Liquidation Preference Amount to the Holders in respect of each Convertible Preferred Share, the Convertible Preferred Shares shall be entitled to a share of 1% of the remaining assets of the Company. In the event that assets so distributable to Holders are insufficient to permit payment of the full Liquidation Preference Amount with respect to each Convertible Preferred Share, all assets of the Company legally available for distribution to shareholders shall be distributed ratably among each Convertible Preferred Share. In case the Company's Board shall desire to liquidate, dissolve, or wind up the Company, it shall give notice of such intention to the Holders by first class mail to the last address as may appear in the Company's records not less than thirty (30) calendar days prior to the date of the general meeting at which the resolution relating to such liquidation, dissolution, or winding up is to be considered. Each Holder shall be provided with thirty (30) calendar days prior notice of any intended merger, consolidation or other business combination involving the Company, a sale of all or substantially all of the Company's assets, a capital reorganization of the Company or a reclassification of the Common Shares.

Section 4.  Redemption.

     (a) Redemption. Except as provided in this Section 4(a)(i), the Convertible Preferred Shares may not be redeemed without the consent of the Holder of such shares.

               (i) Optional Redemption. If prior to January 7, 2009 the Company elects to optionally redeem the Convertible Preferred Shares, then at the date of optional redemption (the "Optional Redemption Date"), the Company shall either (i) pay each Holder the Preference Amount (determined as of the Optional Redemption Date) for such Holder, or (ii) deliver to each Holder the Parent Conversion Shares (determined as of the Optional Redemption Date) for such Holder; provided, Company may not elect to deliver the Parent Conversion Shares (and therefore must pay the Preference Amount) unless such Shares are listed on a Qualified Exchange and are freely tradable subject only to the rules and regulations of the Qualified Exchange generally applicable to stock actively traded on the Qualified Exchange; provided further, that such Holder may reject any such payment of the Preference Amount or delivery of the Parent Conversion Shares and instead elect to convert its Convertible Preferred Shares into A Common Shares pursuant to Section 7 hereof. The Company shall provide five (5) Business Days prior written notice to the Holders of its election pursuant to this Section 4(a)(ii) to either pay the Preference Amount or to provide the Parent Conversion Shares, and the Holders shall have three (3) Business Days from the date it receives such notice from Company to elect to convert into A Common Shares pursuant to Section 7 hereof. For purposes of clarification, if any Holder elects to convert to A Common Shares pursuant to Section 7 hereof, the Company shall not have the option of paying the Preference Amount or delivering Parent Conversion Shares. If either: (x) the Company fails to make the election to either pay the Preference Amount or deliver the Parent Conversion Shares by the fifth Business Day prior to the Optional Redemption Date, or (y) the Company elects to deliver Parent Conversion Shares and fails to deliver Parent Conversion Shares within two (2) Business Days after the Optional Redemption Date, then the Company shall be deemed to have elected to pay the Preference Amount and such payment obligation of the Company shall be a senior obligation of the Company immediately due and payable in full. If the Preference Amount is payable and has not been paid in full, in addition to all other remedies, interest shall accrue thereon from the Optional Redemption Date until paid in full at the rate of 15% per annum, payable immediately and compounded monthly from the Optional Redemption Date until paid in full. Notwithstanding the foregoing, the Company may not optionally redeem the Convertible Preferred Shares unless either
               (i) the Loans and the other amounts payable under the Credit Agreement have been repaid in full or (ii) the Required Lenders (as defined in the Credit Agreement) shall have consented thereto.

     (b) Mechanics of Redemption. If the Company shall elect to exercise its right to redeem all of the outstanding Convertible Preferred Shares, it shall give notice of such redemption to the Holders by first class mail to the last address as may appear in the Company's records not less than five (5) Business Days prior to the Optional Redemption Date. Each notice shall specify the date of redemption and the Preference Amount. The Holders shall have three (3) Business Days from the date it receives such notice from Company to elect to convert into A Common Shares pursuant to Section 7 hereof. Notwithstanding the foregoing, each Holder shall continue to have the conversion rights specified in Section 7 until its Convertible Preferred Shares are in fact redeemed. Until such time as the Convertible Preferred Shares held by such Holder are in fact redeemed, such Holder may reject any payment of the Preference Amount or delivery of the Parent Conversion Shares and instead elect to convert its Convertible Preferred Shares into A Common Shares pursuant to
          Section 7 hereunder. For purposes of clarification, if any Holder elects to convert to A Common Shares pursuant to Section 7 hereunder, the Company shall not have the option of paying the Preference Amount or delivering Parent Conversion Shares. Shares shall not be considered redeemed until all amounts payable with respect thereto have been paid in full. Any shares that are redeemed or otherwise acquired by the Company shall be canceled and shall be restored to the status of authorized but unissued shares in the capital of the Company without designation as to series, and may thereafter be issued, but not as Convertible Preferred Shares. The Company may fund the redemption of the Convertible Preferred Shares in any manner permitted by law and may, subject to the Law, make payments out of capital in connection therewith.

Section 5. Voting Rights. Except as otherwise required by law and herein, each Holder shall be entitled to vote at any general or other meeting of the Company on an as converted basis with the A Common Shares as a single group and have all other voting rights granted by law and the Articles.

Section 6. Additional Class Votes by Convertible Preferred Shares. Except to the extent otherwise required by law, the Company may not, without the prior written consent of the Majority Holders take any of the actions listed below:

     (a) Indebtedness. Create, incur, permit to exist or assume, or cause or permit any of its Covered Subsidiaries or Subsidiaries to create, incur, permit to exist or assume, any Indebtedness other than the Permitted Indebtedness;

     (b) Liens. Create or incur, or cause or permit any of its Covered Subsidiaries to create or incur, any Liens on any of its property or assets other than the Permitted Liens;

     (c) Sales and Lease-Backs. Become or remain liable, or cause or permit any of its Covered Subsidiaries to become or remain liable, directly or indirectly, as lessee or as a guarantor or other surety with respect to any lease of any property where the market value of such property or the aggregate obligations are in excess of $100,000 (whether real, personal or mixed), whether now owned or hereafter acquired, which the Company or any Covered Subsidiary (i) has sold or transferred or is to sell or to transfer to any other Person (other than the Company or any Covered Subsidiary), or (ii) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the

          Company or such Covered Subsidiary to any Person (other than the Company or any other Covered Subsidiary) in connection with such lease;

     (d) Transactions with Shareholders and Affiliates. Enter into or permit to exist, or cause or permit any of its Covered Subsidiary to enter into or permit to exist, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service, but excluding the transactions contemplated by the Equity Documents in connection therewith) that is a Transaction with Shareholders and Affiliates;

     (e) Mergers; Asset Sales. (i) Become, or cause or permit any of its Covered Subsidiary to become, party to a merger, consolidation or other business combination, (ii) sell, lease or otherwise dispose of, or cause any of its Covered Subsidiaries to sell, lease or otherwise dispose of, assets other than (A) in the ordinary course and not to exceed in the aggregate $500,000 per Fiscal Year and (B) disposals of obsolete, worn out or surplus property, (iii) make any changes in the corporate structure or identity of the Company or any other Covered Subsidiary which has a Material Adverse Effect on the Company and/or such Covered Subsidiary or (iv) enter into any agreement to do any of the foregoing; provided, that, any Covered Subsidiary (other than the Company) may merge with and into the Company or any other Covered Subsidiary upon not less than thirty (30) days' prior written notice to the Agent of such merger;

     (f) Restricted Payments. Order, pay, make or set apart any sum, or cause or permit any of its Covered Subsidiaries to order, pay, make, or set apart any sum, directly or indirectly, for (i) any Restricted Junior Payment or (ii) Indebtedness owed to any Affiliate of a Covered Subsidiary other than (A) payments in respect of Permitted Indebtedness made to the Company or to a wholly-owned Subsidiary or
          (B) Repayment of EconWorld Indebtedness;

     (g) Limitations on Exchange and Issuance of Share Capital. Create, issue, or sell (i) any class or series of Common Shares (other than an Exempt Issuance) or Preferred Shares (other than the Convertible Preferred Shares), (ii) any class, series or shares of Share Capital that is senior in rights in any respect (including, without limitation, right of payment, right of repayment, rights in liquidation, right of redemption or right to dividends) to the Common Shares or the common shares of the Covered Subsidiaries (other than the Convertible Preferred Shares), (iii) any class or series of Share Capital that is convertible or exchangeable into Indebtedness, Preferred Shares, or Share Capital that is senior in rights in any respect (including, without limitation, right of payment, right of repayment, rights in liquidation, right of redemption or right to dividends) to the Common Shares or the common shares of the Covered Subsidiaries, or (iv) any Convertible Preferred Shares other than those shares issued under the Share Purchase Agreement;

     (h) Subsidiaries. Form or cause or permit to be formed or cause or permit to exist, or cause or permit any of its Covered Subsidiaries to form or cause or permit to be formed or cause or permit to exist, any other Foreign Subsidiary, unless (i) such Foreign Subsidiary does not (directly or indirectly) hold any Media Asset and does not (directly or indirectly) hold any outstanding shares of Share Capital of a Subsidiary which is party to an Internal Control Agreement with respect to such Media Asset or
          (ii) if such Foreign Subsidiary directly or indirectly holds any Media Assets or directly or indirectly holds any outstanding shares of Share Capital of a Subsidiary which is party to an Internal Control Agreement with respect to such Media Asset, such Foreign Subsidiary is wholly-owned by a Covered Subsidiary and (x) all property and assets of such newly formed Foreign Subsidiary and (y) all stock of any class of such newly formed Foreign Subsidiary, in each case, are pledged to the Holders in accordance with the terms of the Equity Documents.

     (i) Conduct of Business. From and after the Original Issuance Date, engage in, or cause or permit any of its Covered Subsidiaries to engage in, in any business other than (i) the Permitted Business, and (ii) such other lines of business as may be consented to by the Holders;

     (j) Organizational Documents. Agree to, or cause or permit any Covered Subsidiary to agree to, any material amendment, restatement, supplement or other modification to, or waiver of (x) any provision in the Articles of Association, or (y) any of its organizational or constitutive documents in a manner adverse to the rights of any Holder, after the Original Issuance Date;

     (k) Bankruptcy. Institute, or cause or permit any of its Covered Subsidiaries to institute, any proceeding seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seek the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any of its assets, or make a general assignment for the benefit of creditors;

     (l) Liquidation or Dissolution. Seek, or cause or permit, the liquidation, dissolution or winding up of the Company;

     (m)  Change of Control. Cause or permit a Change of Control;

     (n)  IPO. Cause or permit any IPO which is not a QIPO; and

     (o) Issuance of Common Stock. Cause or permit any issuance of Common Stock at a price per share less than $3.66 (other than an Exempt Issuance).

Section 7.Conversion. Each Convertible Preferred Share shall be convertible as follows:

     (a)  Conversion into A Common Shares.

          (i) Conversion Ratio. Each Convertible Preferred Share shall be convertible into such number of fully paid and nonassessable A Common Shares as is determined by dividing (A) the quotient of (i) the aggregate Face Amount of all outstanding

          Convertible Preferred Shares plus $19,040,638.04 (the "Preferred Conversion Amount") divided by (ii) the number of outstanding Convertible Preferred Shares by (B) the applicable Conversion Price in effect on the applicable conversion date.

          (ii)Optional Conversion. Each Convertible Preferred Share shall be convertible into A Common Shares at the option of the Holder at any time after the Original Issuance Date, by written notice to the Company. The Conversion Price shall be determined as of the date such conversion is effected. The Company will promptly thereafter, issue and deliver to such Holder or its designee a certificate for the number of A Common Shares to which such Holder shall be entitled after the conversion. The conversion will be deemed to have been completed immediately prior to the close of business on the date of such Holder's notice to the Company and the Person entitled to receive the A Common Shares issuable upon such conversion shall be treated as the record holder of such A Common Shares as of such date.

          (iii) Mandatory Conversion. Each Convertible Preferred Share shall be converted automatically into A Common Shares immediately upon a QIPO of the Company that occurs prior to the 31 December 2008. The Conversion Price will be determined as of the QIPO Date. Upon the occurrence of such event, the Company shall promptly issue and deliver to each Holder or its designee in such Holder's or its designee's name a certificate or certificates for the number of A Common Shares into which the Convertible Preferred Shares were converted.

     (b) Conversion into Parent Shares. At any time after 7 January 2009, all, and not less than all, of the Convertible Preferred Shares shall be convertible at the option of the Majority Holders into the Parent Share Amount by written notice to the Company. The Company will promptly thereafter deliver to each Holder or its designee a certificate for the number of Parent Shares to which such Holder shall be entitled after the conversion.

     (c) [Reserved]

     (d) Accrued Cumulative Dividends. Company shall have the option to pay all accrued cumulative but unpaid dividends prior to the date at which the Convertible Preferred Shares are converted to A Common Shares.

     (e) Conversion Price Adjustments. The Conversion Price shall be subject to adjustment from time to time as described below:

               (i) Dividend or Split. If there is (1) a split or subdivision of the outstanding A Common Shares or (2) a dividend or other distribution payable in A Common Shares or Options or Convertible Securities without payment of any consideration, then, as of such record date for such event, the Conversion Price shall be appropriately decreased so the number of A Common Shares issuable on conversion of the Convertible Preferred Shares shall be increased in proportion to such increase in the aggregate number of A Common Shares outstanding or issuable with respect to such Options or Convertible Securities.

               (ii) Combinations. If the number of A Common Shares outstanding is decreased by a combination of the outstanding A Common Shares, then, as of the record date of such combination, the Conversion Price shall be appropriately increased so the number of A Common Shares issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding A Common Shares.

               (iii) Recapitalization, Consolidation, Merger, Etc. In case of any change in the A Common Shares through recapitalization, reclassification, or other change in the Share Capital of the Company (other than a combination of shares or the issuance of additional A Common Shares by stock split or stock dividend) or through any merger or consolidation which is effected such that holders of A Common Shares are entitled to receive shares, Securities, cash, or other assets in exchange for A Common Shares, then, as a condition of the change in capital structure or merger, provision shall be made so that the Holders of Convertible Preferred Shares will have the right thereafter to receive upon conversion the kind and amount of shares of stock or other Securities or property to which such Holders would have been entitled if, immediately prior to such change in capital structure, such Holders had held the number of A Common Shares issuable upon conversion of the Convertible Preferred Shares. In addition, appropriate provision will be made with respect to the Holder's rights and interests to ensure that the provisions in this Section 7 will thereafter be applicable in relation to any shares, Securities, cash, or other assets thereafter deliverable upon the conversion of Convertible Preferred Shares.

               (iv)Protection Against Dilution. If any event occurs as to which, in the mutual opinion of the Company's Board and the Majority Holders, the other provisions of this Section 7(e) are not strictly applicable or would not fairly protect the rights of the Holders in accordance with the intent of these anti-dilution provisions, then the Company's Board and the Majority Holders shall agree to an adjustment in accordance with the intent of these provisions to protect the Holders' rights under this
               Section 7, but in no event shall any adjustment have the effect of increasing the Conversion Price (except in the case of a combination of A Common Shares as described in Section 7(e)(ii)).

               (v)Reservation of Shares. The Company shall at all times reserve and keep available from its authorized but unissued A Common Shares such number of A Common Shares as shall be sufficient to effect the conversion of all outstanding Convertible Preferred Shares; and if at any time the number of authorized but unissued A Common Shares shall not be sufficient to effect the conversion of all then outstanding Convertible Preferred Shares, the Company and Members will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued A Common Shares to such number of A Common Shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain and provide the requisite shareholder approval of any necessary amendment to the Company's Memorandum and the Articles of Association.

               (vi) No Fractional Shares. No fractional shares shall be issued upon the conversion of Convertible Preferred Shares, and the number of A Common Shares to be issued shall be rounded to the nearest whole share. The Company shall, in lieu of issuance of such fractional share, pay the Holder otherwise entitled to such fractional share cash for the outstanding Convertible Preferred Shares not converted.

               (vii) Mechanics of Conversion. The Company may adopt any manner of conversion permitted by law to effect conversion including by way of redemption or purchase of the Convertible Preferred Shares and the issue of new A Common Shares and the Company may, subject to the Law, make payments out of capital in connection therewith.

     (f) Parent Share Amount Adjustments. The Parent Share Amount shall be subject to adjustment from time to time as described below:

               (i)Dividend or Split. If there is (1) a split or subdivision of the outstanding Parent Shares or (2) a dividend or other distribution payable in Parent Shares or Parent Options or Parent Convertible Securities without payment of any consideration, then, as of such record date for such event, the Parent Share Amount deliverable on conversion of the Convertible Preferred Shares shall be increased in proportion to such increase in the aggregate number of Parent Shares outstanding or issuable with respect to such Parent Options or Parent Convertible Securities.

               (ii) Combinations. If the number of Parent Shares outstanding is decreased by a combination of the outstanding Parent Shares, then, as of the record date of such combination, the Parent Share Amount deliverable on conversion of the Convertible Preferred Shares shall be decreased in proportion to such decrease in outstanding Parent Shares.

               (iii) Recapitalization, Consolidation, Merger, Etc. In case of any change in the Parent Shares through recapitalization, reclassification, or other change in the Share Capital of the Parent (other than a combination of shares or the issuance of additional Parent Shares by stock split or stock dividend) or through any merger or consolidation which is effected such that holders of Parent Shares are entitled to receive shares, Securities, cash, or other assets in exchange for Parent Shares, then, as a condition of the change in capital structure or merger, provision shall be made so that the Holders of Convertible Preferred Shares will have the right thereafter to receive upon conversion the kind and amount of shares of stock or other Securities or property to which such Holders would have been entitled if, immediately prior to such change in capital structure, such Holders had held the Parent Share Amount issuable upon conversion of the Convertible Preferred Shares. In addition, appropriate provision will be made with respect to the Holder's rights and interests to ensure that the provisions in this
               Section 7 will thereafter be applicable in relation to any shares, Securities, cash, or other assets thereafter deliverable upon the conversion of Convertible Preferred Shares.

               (iv)Protection Against Dilution. If any event occurs as to which, in the mutual opinion of the Company's Board and the Majority Holders, the other provisions of this Section 7(f) are not strictly applicable or would not fairly protect the rights of the Holders in accordance with the intent of these anti-dilution provisions, then the Company's Board and the Majority Holders shall agree to an adjustment in accordance with the intent of these provisions to protect the Holders' rights under this
               Section 7, but in no event shall any adjustment have the effect of decreasing the Parent Share Amount below 160,000 Parent Shares (except in the case of a combination of Parent Shares as described in Section 7(f)(ii)).

Section 8.Definitions

"Affiliate" of a Person means any other Person (a) that directly or indirectly controls, is controlled by or is under common control with, the Person or any of its Subsidiaries, (b) that directly or indirectly beneficially owns or holds 5% or more of any class of equity Security or other similar interests of the Person or any of its Subsidiaries or (c) 5% or more of the equity Securities of which is directly or indirectly beneficially owned or held by the Person or any of its Subsidiaries. For purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting Securities, by contract, agreement or otherwise. Notwithstanding the foregoing, no Holder or any Affiliate of any Holder shall be an Affiliate of the Parent, the Company or any of its Subsidiaries.

"Agent" means Patriarch Partners Agency Services, LLC.

"Asset Sale" means a sale, lease or sublease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of the businesses of the Company or any of its Subsidiaries, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Share Capital of any Subsidiary of the Company, but excluding (i) inventory (or other assets) sold or leased in the ordinary course of business and (ii) disposals of obsolete, worn out or surplus property.

"Bankruptcy Code" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

"Business Day" means a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York, Charlotte, North Carolina, Hong Kong or Tokyo, Japan, are authorized or required by law or other governmental action to close and a day on which dealings are carried on for deposits in Dollars by and among banks in the London interbank market.

"Capital Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

"Change of Control" means any one or more of the following events:

          (i) Any individual, corporation, partnership, trust, association, pool, syndicate, or any other entity or any group of persons acting in concert (other than any Holder, any Affiliate of any Holder, the Parent or any of its Subsidiaries) becomes the beneficial owner, as that concept is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act of Securities of the Company possessing either (A) fifty percent (50%) or more of the voting power for the election of directors of the Company or (B) fifty percent (50%) or more in value of the outstanding equity Securities (or the right to acquire fifty percent (50%) or more) of the Company;

          (ii) There shall be consummated any consolidation, merger, or other business combination involving the Company or the Securities of the Company in which (A) holders of voting Securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, voting Securities of the Company (or, if the Company does not survive such transaction, voting Securities of the corporation surviving such transaction) having less than fifty percent (50%) of the total voting power in an election of directors of the Company (or such other surviving corporation) or (B) holders of equity Securities of the Company immediately prior to such consummation own, as a group, immediately after such consummation, equity Securities of the Company (or, if the Company does not survive such transaction, voting Securities of the corporation surviving such transaction) having less than fifty percent (50%) of the equity Securities of the Company (or such other surviving corporation);

          (iii) There shall be consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of assets representing all or substantially all of the assets of the Company (on a consolidated basis) to a party which is not controlled by or under common control with the Company either before or after such transaction or series of related transactions; or

          (iv) The Parent ceases to possess total voting power of the outstanding equity Securities of the Company sufficient to elect a majority of the members of the board of directors of the Company.

"Collateral Documents" means the Security Agreement, the Pledge Agreement, and all other instruments, documents and agreements delivered by the Company or any Covered Subsidiary pursuant to the Share Purchase Agreement or any of the other Equity Documents (including, without limitation, all UCC financing statements) in order to grant to the Holders a Lien on any property of the Company or any Covered Subsidiary as security for the Obligations.

"Conversion Price" means the Initial Conversion Price, as may be adjusted in accordance with Section 7 herein.

"Convertible Securities" means any Securities or other rights to acquire Securities, other than the Convertible Preferred Shares, which are directly or indirectly convertible into or exchangeable for A Common Shares.

"Covered Subsidiary" means each of (i) Ming Shing International Limited, a British Virgin Islands company, (ii) Upper Will Enterprises Limited, a British Virgin Islands company and (iii) Active Advertising Agency Limited, a Hong Kong company.

"Credit Agreement" means the Credit Agreement, dated as of March 16, 2006, among the Company, the Holders, the Guarantors named therein and the Agent named therein.

"Credit Document" means "Credit Document" as defined under the Credit Agreement.

"Domestic Subsidiary" means any Subsidiary organized under the laws of the PRC.

"Equity Documents" means this Schedule 2, the Share Purchase Agreement, the Collateral Documents, the Investor Rights Agreement and all other documents or instruments or agreements executed or delivered by the Company or a Covered Subsidiary for the benefit of any Holder.

"Exchange Act" means the United States Securities Exchange Act of 1934, as amended from time to time, and any successor statute

"Exempt Issuance" means the issuance of any A Common Shares: (a) to the extent that any issuance to an Exempt Plan is in excess of the maximum numbers listed on Annex A, under any employee benefit plan, employee share option plan, share incentive plan or other similar plan adopted by the Company's Board (an "Exempt Plan") only to the extent that the total number of A Common Shares issued to such Exempt Plan on a fully-diluted as converted basis does not exceed 20% of the Fully-Diluted A Common Shares determined as of the date immediately prior to such issuance; (b) to any Person listed on Annex A (each, an "Exempt Issuee") in consideration for the contribution of assets as indicated on Annex A (the "Specified Contributed Assets"), (i) at an effective per share price equal to or greater than $3.00 per Common Share and (ii) only to the extent that (A) the total number of A Common Shares issued to such Exempt Issuee on a fully-diluted as converted basis does not exceed the maximum number of shares set forth next to such Exempt Issuee's name on Annex A and (B) the Exempt Issuee contributes the Specified Contributed Assets in consideration for the issuance of such A Common Shares; or (c) not exceeding 0.5% of the lesser of (i) the Fully-Diluted A Common Shares determined as of the date immediately prior to such issuance and
(ii) the number equal to the sum of (A) the number of outstanding Fully-Diluted A Common Shares determined as of the Original Issuance Date plus (B) the number of Fully-Diluted A Common Shares issued pursuant to any Exempt Issuance under clauses (a) and (b) of this definition, each of (A) and (B) as adjusted in accordance with the provisions of Section 7. For the avoidance of doubt, any issuance of A Common Shares pursuant to clause (a) of this definition for numbers of A Common Shares in excess of the maximum numbers listed on Annex A shall be null and void and any issuance of A Common Shares pursuant to clause
(b) of this definition (w) for an effective per share price less than $3.00, (x) in consideration for assets other than the Specified Contributed Assets, (y) to any

Person not listed on Annex A, or (z) for numbers of A Common Shares in excess of the maximum numbers listed on Annex A shall be null and void.

"Face Amount" means $3.66 per Convertible Preferred Share, as adjusted for any split, consolidation or similar event with respect to the Convertible Preferred Shares.

"Fiscal Year" means the fiscal year of the Company and its Subsidiaries ending on December 31 of each calendar year.

"Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

"Fully-Diluted A Common Shares" means, as of the time of determination, all issued and outstanding A Common Shares of the Company and all A Common Shares of the Company issuable upon conversion or exercise of any rights, options, warrants or other Securities convertible into or exercisable for A Common Shares, including, without limitation, the Convertible Preferred Shares.

"GAAP" means International Financial Reporting Standards as in effect from time to time, consistently applied throughout the periods to which reference is made.

"Holder" and "Holders" mean the Persons from time to time holding the Convertible Preferred Shares.

"Hong Kong" means the Hong Kong Special Administrative Region of the People's Republic of China.

"HK Dollars" and the sign "HK$" mean the lawful money of Hong Kong.

"Indebtedness" means, with respect to any Person, without duplication, the following: (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person for the deferred purchase price of property or services other than accounts payable and accrued liabilities that would be classified as current liabilities under GAAP which payables and expenses are incurred in respect of property or services purchased in the ordinary course of business, (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar borrowing or Securities instruments, (iv) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (v) all obligations of such Person as lessee under Capital Leases, (vi) all obligations of such Person in respect of banker's acceptances and letters of credit, (vii) all obligations of such Person secured by Liens on the assets and property of such Person, (viii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Share Capital or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such Share Capital, (ix) all obligations of such Person in respect of any guaranty by such Person of any obligation of another Person of the type described in clauses (i) through (viii) of this definition and (x) all obligations of another Person of the type described in clauses (i) through (ix) secured by a Lien on the property or assets of such Person (whether or not such Person is otherwise liable for such obligations of such other Person).

"Initial Conversion Price" means $3.66

"Internal Control Agreement" means (i) any appointment or indemnification arrangement or agreement with a natural Person, who is a citizen of the PRC, designated by Parent or Company or any Affiliate or Subsidiary of Parent or Company to act as nominee shareholder and legal representative of any Domestic Subsidiary, and any action, arrangement, declaration, or agreement undertaken by such Person, or caused to be undertaken by such Person, in connection with the fulfillment of such role, including, without limitation, the acquisition of any beneficial interest or the holding of record in the Securities (including Share Capital) of such Domestic Subsidiary and the execution, either with Parent, Company, Affiliate or Subsidiary of Parent or Company or any other third party whether or not affiliated with Parent or Company, of any secured promissory note, equity pledge agreement, equity purchase option agreement, subrogation agreement, declaration of waiver of pre-emption rights, and declaration of waiver of spousal communal rights or (ii) any arrangement or agreement (including, without limitation, any consulting or service arrangements or agreements) pursuant to which Company or any Subsidiary of Company indirectly receives the economic benefit of revenue generated by any Media Asset.

"IPO" means an initial public offering of common shares of the Company which has been admitted for listing and trade on a Qualified Exchange.

"IPO Date" means the date of the initial IPO.

"Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

"Liens" means any encumbrance, mortgage, pledge, hypothecation, charge, assignment, lien, restriction or other security interest of any kind securing any obligation of any Person.

"Liquidation Preference Amount" means, with respect to each Holder, as of any date of determination, for each Convertible Preferred Share held by each Holder, the sum of (i) two times the Face Amount (i.e. $7.32 as of the date hereof) plus
(ii) any accrued and unpaid dividends due on such Convertible Preferred Share on such date of determination plus (iii) after December 31, 2008, 15% per annum multiplied by the sum of (i) and (ii) above.

"Loans" means the Term Loan made by the Holders to the Company pursuant to the Credit Agreement.

"Majority Holders" means the Holders holding a majority in number of the outstanding Convertible Preferred Shares from time to time.

"Market Price" of any security means the average of the closing prices of such security's sales on the Qualified Exchange, averaged over a period of five days consisting of the day as of which "Market Price" is being determined and the four consecutive business days prior to such day. If at any time such security is not listed on a Qualified Exchange then the "Market Price" will be the fair value thereof determined in good faith by mutual agreement between the Company's Board and the Holders.

"Material Adverse Effect" means any (i) material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole that may affect the ability of the Company or any Covered Subsidiary to perform its material obligations under any of the Equity Documents, (ii) material impairment of the ability of the Company or any of its Covered Subsidiary to perform its obligations under any of the Equity Documents, (iii) material adverse effect on the legality, validity, binding effect or enforceability of the Equity Documents against the Company or any of its Covered Subsidiaries or (iv) material adverse effect on the rights or remedies available to the Holders under any Equity Document, excluding any written waivers or releases by the Holders.

"Media Assets" means the assets set forth in Annex B of this Schedule 2.

"Notional Amount" has the meaning set forth under the definition of "Parent Conversion Shares" hereunder.

"Obligations" means all amounts owed, obligations and liabilities of the Company or any of its Covered Subsidiaries from time to time owed to any Holder or its Affiliates direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under the Equity Documents.

"Options" means any Securities or other rights to subscribe for or purchase, directly or indirectly, A Common Shares or Convertible Securities.

"Original Issuance Date" means March 16, 2006.

"Parent" means Xinhua Finance Limited.

"Parent Conversion Shares" means, with respect to the Holder, as of any date of determination, the aggregate number of Parent Shares equal in value to (i) $20,983,971.37 plus (ii) the outstanding Face Amount of Convertible Preferred Shares held by such Holder on such date of determination, minus (iii) the aggregate amount of all dividends paid to the Holder up to and including such date of determination multiplied by 1.131156371 (the difference of the amount in (i) minus the amount in (iii), the "Notional Amount"), with the price per share of such Parent Shares determined at a 10% discount to the 30 Trading Day trailing average closing price of such Parent Shares on the Relevant Exchange as of the date that is three (3) days prior to the Optional Redemption Date.

"Parent Convertible Securities" means any Securities or other rights to acquire Securities which are directly or indirectly convertible into or exchangeable for Parent Shares.

"Parent Options" means any Securities or other rights to subscribe for or purchase, directly or indirectly, Parent Shares or Parent Convertible Securities.

"Parent Shares" means fully paid and non-assessable common shares, par value HK$20, of the Parent (as such shares shall then be constituted).

"Parent Share Amount" means 160,000 Parent Shares (subject to adjustment in accordance with Section 7(f)) which the Company shall use its best efforts to procure either through purchasing in the market or procuring the issue of Parent Shares by Parent.

"Permitted Business" means the business of investing in the Media Assets and other related media businesses.

"Permitted Indebtedness" means (i) Indebtedness arising under the Credit Documents, (ii) Indebtedness of the Company or any Covered Subsidiary existing as of the date of the Share Purchase Agreement set forth on the Schedule of Exceptions of such Share Purchase Agreement, (iii) Indebtedness in respect of taxes or other governmental charges contested in good faith by appropriate proceedings and for which the Company or any Covered Subsidiary has made appropriate reserves, (iv) Indebtedness of the Company or any Covered Subsidiary incurred under Capital Leases entered into in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination, (v) Indebtedness in RMB which is entirely secured by a Dollar deposit and which is incurred solely for the purpose of converting Dollars into RMB required for working capital purposes in the PRC, or (vi) trade or other similar Indebtedness on normal commercial terms incurred in the ordinary course of business in an aggregate amount not to exceed $500,000 on any date of determination and payable within ninety (90) days.

"Permitted Liens" means (i) Liens securing the Obligations, (ii) Liens securing taxes or other governmental charges not yet due or due but contested in good faith by appropriate proceedings and for which the Company or any of its Covered Subsidiary has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iii) Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar statutory Liens arising in the ordinary course of the Company and such Covered Subsidiary's business, less than 120 days old as to obligations not yet due or due but contested in good faith by appropriate proceedings and for which the Company and such Covered Subsidiary has made appropriate reserves (so long as the holder of any such Lien is not taking any active steps to enforce or foreclose on such Lien), (iv) easements, rights of way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Material Adverse Effect on the Company and/or any Covered Subsidiary, and (v) Liens securing obligations arising under the Credit Documents.

"Person" means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and Governmental Bodies.

"Pledge Agreement" means the Pledge Agreement and Irrevocable Proxy, dated as of March 16, 2006, among the Company, the Covered Subsidiaries and the Holders.

"Preference Amount" means, with respect to each Holder, as of any date of determination, for each Convertible Preferred Share held by each Holder, the sum of (i) the Face Amount plus (ii) any accrued and unpaid dividends due on such Convertible Preferred Share on such date of determination plus (iii) an amount equal to the 42.86% multiplied by the Face Amount plus (iv) the Notional Amount divided by the number of outstanding Convertible Preferred Shares.

"Preferred Shares" means all preferred shares of the Company.

"PRC" means the People's Republic of China excluding Hong Kong, Macau Special Administrative Region and Taiwan.

"QIPO" means an IPO of the Company in which the QIPO Valuation is no less than $400 million.

"QIPO Date" means the date of the QIPO.

"QIPO Valuation" means an amount equal to (i) the initial price per share of Common Shares issued in the IPO (and, if such price is not expressed in Dollars, then its equivalent in Dollars) multiplied by (ii) the number of outstanding Common Shares immediately following the closing of the IPO.

"Qualified Exchange" means any Designated Offshore Securities Market as defined in Section 230.902(b) of Regulation S of the Securities Act or any securities exchanges or inter-dealer quotation systems in the United States.

"Relevant Exchange" means the Tokyo Stock Exchange.

"Repayment of EconWorld Indebtedness" means repayment of (i) the loan dated February 14, 2006 in the principal amount of $1,330,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender, (ii) the loan dated October 18, 2005 in the principal amount of $300,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender and (iii) the loan dated October 18, 2005 in the principal amount of $200,000 by EconWorld Media Limited as borrower to Xinhua Financial Network Limited as lender, in each case solely by set off of such amounts against any amounts owed by Xinhua Financial Network Limited or the Parent to EconWorld Media Limited.

"Restricted Junior Payment" means, for the Company and/or any of its Subsidiaries, (a) any dividend or other distribution, direct or indirect, on account of any class of Share Capital of the Company or such Subsidiary now or hereafter outstanding, except a dividend payable solely in shares of that class of Share Capital to the holders of that class; (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of the Company or such Subsidiary now or hereafter outstanding, and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Share Capital of the Company or such Subsidiary now or hereafter outstanding; provided, however, Restricted Junior Payments shall not include any amounts payable under the Convertible Preferred Shares (including, without limitation, dividends or redemption payments); provided, further, with respect to subclauses
(a), (b) and (c) above, Restricted Junior Payments shall not include any dividends or other distributions by a Subsidiary which are made pro rata to all of its shareholders or members.

"RMB" means the lawful money of the PRC.

"Schedule of Exceptions" means the Schedule of Exceptions attached as Annex E to this Schedule 2 and delivered to the Holders prior to the Original Issuance Date.

"Security Agreement" means the Security Agreement, dated as of March 16, 2006, among the Company, the Covered Subsidiaries and the Holders.

"Securities" means any stock, shares, limited liability company membership interests, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Share Capital" means any and all shares, interests, participations or other equivalents (however designated) of share capital of a corporation, any and all equivalent ownership or equity interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

"Share Purchase Agreement" means the Share Purchase Agreement, dated as of March 16, 2006, between the Company and the Holders.

"Significant Person" means (i) any holder of 5% or more of any class of Share Capital of the Parent, any Covered Subsidiary or any of their Subsidiaries, (ii) any Person holding a senior management or executive position in the Parent, any Covered Subsidiary or any of their Subsidiaries, or (iii) any Person who is a member of the board of directors of the Parent, any Covered Subsidiary or any of their Subsidiaries. For purposes of clarification, "Significant Person" does not include the Parent.

"Subsidiary" means, (i) with respect to any Person, any corporation, partnership, limited liability company, association, Joint Venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof and (ii) the entities listed on Annex D of this Schedule 2 and their Subsidiaries as defined in clause (i) of this definition.

"Trading Day" means a day during which trading in Securities generally occurs on the Relevant Exchange (provided that no day on which trading of the applicable security is suspended on such exchange or other trading market will count as a Trading Day).

"Transaction with Shareholders and Affiliates" means any transaction between a Significant Person and the Company or any of its Subsidiaries, except (i) transactions between the Company and any of its wholly-owned Subsidiaries, (ii) transactions between any wholly-owned Subsidiaries of the Company and (iii) those transactions that are (A) on terms no less favorable to the Company or its Covered Subsidiaries than those that generally might be obtained at the time from a Person who is not such a holder or an Affiliate and (B) approved by the board of directors of the Company or its Covered Subsidiaries; provided, the foregoing shall not apply to (x) any transaction between the Company and the Parent and (y) compensation and expense reimbursement arrangements for directors, officers and other employees of the Company or its Covered Subsidiaries entered into in the ordinary course of business.

                                     ANNEX A

                                EXEMPT ISSUANCES


                                EXEMPT ISSUANCES

All defined terms used herein and not defined shall have the meanings set forth in Annex A to the Credit Agreement.

----------------------------------------------------------------------------------------------------------------------
SHAREHOLDER                           SPECIFIED CONTRIBUTED ASSETS                                MAXIMUM NUMBER OF
                                                                                                  XFM SHARES TO BE
                                                                                                       ISSUED
----------------------------------------------------------------------------------------------------------------------
1.    Best Gain Group Ltd             40% of the fully-diluted equity of EconWorld Media                  955,556
2.    Cheers Perfect Ltd.             Limited so long as EconWorld Media Limited holds the
3.    Cheung Wah Keung                Financial Magazine Assets.
4.    EconWorld Holdings Ltd.
5.    Gainful Concept Ltd.
6.    Justly Investment
      International Ltd.
7.    Lo Li Chun
8.    Lo Shui Ling Raymond
9.    Quach Fung Vi
----------------------------------------------------------------------------------------------------------------------
Sanlian Group and its Affiliates      42% of the fully-diluted equity of Beijing Jingguan               4,781,893
                                      Xincheng Advertising Co., Ltd. (Economic Observer) so
                                      long as Beijing Jingguan Xincheng Advertising Co., Ltd.
                                      (Economic Observer) holds the Financial Newspaper Assets.
----------------------------------------------------------------------------------------------------------------------
Economic Observer Shareholders        8% of the fully-diluted equity of Beijing Jingguan                  979,424
                                      Xincheng Advertising Co., Ltd.(Economic Observer) so
                                      long as Beijing Jingguan Xincheng Advertising Co., Ltd.
                                      (Economic Observer) holds the Financial Newspaper Assets.
----------------------------------------------------------------------------------------------------------------------
Hyperlink Shareholder                 49% of the fully-diluted equity of Shanghai Hyperlink             1,613,169
                                      Market Research Co., Ltd.(Hyperlink) so long as Shanghai
                                      Hyperlink Market Research Co., Ltd. (Hyperlink) holds
                                      the Media Market Research Assets.
----------------------------------------------------------------------------------------------------------------------
Yu Gang                               16% of the fully-diluted equity of Accord Group                     125,053
                                      Investments Limited so long as Accord Group Investments
                                      holds the Radio Assets.
----------------------------------------------------------------------------------------------------------------------
Sino Investments Holdings Limited     37% of the fully-diluted equity of Upper Step Holdings            6,478,437
                                      Limited so long as Upper Step Holdings Limited holds the
                                      Television Assets.
----------------------------------------------------------------------------------------------------------------------
Sino Investments Holdings Limited     49% of the fully-diluted equity of Accord Group                     451,107
                                      Investments Limited so long as Accord Group Investments
                                      holds the Radio Assets.
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Sungolden Limited                     44% of the fully-diluted equity of Upper Step Holdings            6,407,018
                                      Limited so long as Upper Step Holdings Limited holds the
                                      Television Assets.
----------------------------------------------------------------------------------------------------------------------
Sungolden Limited                     16% of the fully-diluted equity of Accord Group                     125,053
                                      Investments Limited so long as Accord Group Investments
                                      holds the Radio Assets.
----------------------------------------------------------------------------------------------------------------------
Xinhua Finance Limited                50% of the fully-diluted equity of Beijing Jingguan               5,761,317
                                      Xincheng Advertising Co., Ltd. (Economic Observer) so
                                      long as Beijing Jingguan Xincheng Advertising Co., Ltd.
                                      (Economic Observer) holds the Financial Newspaper Assets.
----------------------------------------------------------------------------------------------------------------------
Xinhua Finance Limited                51% of the fully-diluted equity of Shanghai Hyperlink             1,679,012
                                      Market Research Co., Ltd.(Hyperlink) so long as Shanghai
                                      Hyperlink Market Research Co., Ltd. (Hyperlink) holds
                                      the Media Market Research Assets.
----------------------------------------------------------------------------------------------------------------------
Exempt Plan if both Newspaper Assets  N/A                                                              22,777,602
are not acquired
----------------------------------------------------------------------------------------------------------------------
Exempt Plan if both Newspaper Assets  N/A                                                              22,340,962
are acquired
----------------------------------------------------------------------------------------------------------------------


Fully-diluted capitalization of Xinhua Finance Media Limited assuming completion of all Exempt Issuances above if both Newspaper Assets are not acquired:

----------------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                             OWNERSHIP PERCENTAGE                         XFM SHARES
----------------------------------------------------------------------------------------------------------------------
Xinhua Finance Limited                                          44.0%                                  50,054,619
----------------------------------------------------------------------------------------------------------------------
Patriarch Partners Media Holdings,                              16.8%                                  19,139,080
LLC
----------------------------------------------------------------------------------------------------------------------
EconWorld Shareholders                                          0.8%                                      955,556
----------------------------------------------------------------------------------------------------------------------
Sino Investments Holdings Limited                               6.1%                                    6,929,544
----------------------------------------------------------------------------------------------------------------------
Sungolden Limited                                               5.7%                                    6,532,070
----------------------------------------------------------------------------------------------------------------------
Yu Gang                                                         0.1%                                      125,053
----------------------------------------------------------------------------------------------------------------------
Sanlian Group and its Affiliates                                4.2%                                    4,781,893
----------------------------------------------------------------------------------------------------------------------
Economic Observer Shareholders                                  0.9%                                      979,424
----------------------------------------------------------------------------------------------------------------------
Hyperlink Shareholders                                          1.4%                                    1,613,169
----------------------------------------------------------------------------------------------------------------------
Exempt Plan                                                     20.0%                                  22,777,602
----------------------------------------------------------------------------------------------------------------------
         Total                                                 100.0%                                 113,888,009
----------------------------------------------------------------------------------------------------------------------

Fully-diluted capitalization of Xinhua Finance Media Limited assuming completion of all Exempt Issuances above if both Newspaper Assets are acquired:

----------------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                             OWNERSHIP PERCENTAGE                         XFM SHARES
----------------------------------------------------------------------------------------------------------------------
Xinhua Finance Limited                                          44.8%                                  50,054,619
----------------------------------------------------------------------------------------------------------------------
Patriarch Partners Media Holdings, LLC                          15.6%                                  17,392,522
----------------------------------------------------------------------------------------------------------------------
EconWorld Shareholders                                          0.9%                                      955,556
----------------------------------------------------------------------------------------------------------------------
Sino Investments Holdings Limited                               6.2%                                    6,929,544
----------------------------------------------------------------------------------------------------------------------
Sungolden Limited                                               5.8%                                    6,532,070
----------------------------------------------------------------------------------------------------------------------
Yu Gang                                                         0.1%                                      125,053
----------------------------------------------------------------------------------------------------------------------
Sanlian Group and its Affiliates                                4.3%                                    4,781,893
----------------------------------------------------------------------------------------------------------------------
Economic Observer Shareholders                                  0.9%                                      979,424
----------------------------------------------------------------------------------------------------------------------
Hyperlink Shareholders                                          1.4%                                    1,613,169
----------------------------------------------------------------------------------------------------------------------
Exempt Plan                                                     20.0%                                  22,340,962
----------------------------------------------------------------------------------------------------------------------
         Total                                                 100.0%                                 111,704,811
----------------------------------------------------------------------------------------------------------------------

                                     ANNEX B

                                  MEDIA ASSETS

----------------------------------------------------------------------------------------------------------------------
         COMPANY NAME                 NUMBER OF              PERCENTAGE OWNED BY XFM                 STATUS
                                    SHARES/EQUITY
                                    INTEREST OWNED
----------------------------------------------------------------------------------------------------------------------
Accord Group Holdings Limited               19                       19%                            Completed
and all of the radio assets
held directly and indirectly
by Accord Group Holdings
Limited as of the date
hereof, as illustrated
on the attached structure
chart (the "RADIO ASSETS")
----------------------------------------------------------------------------------------------------------------------
EconWorld Media Limited and            210,000                       60%                            Completed
all of the magazine assets
held directly and indirectly
by EconWorld Media Limited
as of the date hereof, as
illustrated on the attached
structure chart (the
"FINANCIAL MAGAZINE ASSETS")
----------------------------------------------------------------------------------------------------------------------
Ming Shing International                 1,000                      100%                            Completed
Limited and all of the
advertising assets held
directly and indirectly by
Ming Shing International
Limited as of the date
hereof, as illustrated on
the attached structure chart
(the "ADVERTISING ASSETS")
----------------------------------------------------------------------------------------------------------------------
Upper Step Holdings Limited                 95                       19%                            Completed
and all of the television
assets held directly and
indirectly
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
by Upper Step
Holdings Limited as of the
date hereof, as illustrated
on the attached structure
chart (the "TELEVISION
ASSETS")
----------------------------------------------------------------------------------------------------------------------
Beijing Jingguan Xincheng                  n/a                       50%                              To be
Advertising Co.,                                                                                    completed
Ltd.(Economic Observer) (held
through a nominee domestic
entity) and all of the
newspaper assets held
directly and indirectly by
Beijing Jingguan Xincheng
Advertising Co., Ltd.
(Economic Observer) as of the
date hereof (the "FINANCIAL
NEWSPAPER ASSETS")
----------------------------------------------------------------------------------------------------------------------
Shanghai Hyperlink Market                  n/a                       51%                              To be
Research Co., Ltd.(Hyperlink)                                                                       completed
(held through a nominee
domestic entity and after the
restructuring of its
subsidiary in Guangzhou) and
all of the media market
research assets held directly
and indirectly by Shanghai
Hyperlink Market Research
Co., Ltd. (Hyperlink) as of
the date hereof (the "MEDIA
MARKET RESEARCH ASSETS")
----------------------------------------------------------------------------------------------------------------------

                                     ANNEX C

                                   [RESERVED]

                                     ANNEX D

                                  SUBSIDIARIES

Upper Step Holdings Limited

Accord Group Investments Limited

                                     ANNEX E

                             SCHEDULE OF EXCEPTIONS

(1)  UPPER STEP HOLDINGS LIMITED (BVI)

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                         500 SHARES OF US$1.00 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                         NO. OF ORDINARY SHARES                  SHAREHOLDING
                                                                                           PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Fine Power Limited                                               80                               16
---------------------------------------------------------------------------------------------------------------
Honour Rise Services Limited                                    220                               44
---------------------------------------------------------------------------------------------------------------
Quality Idea Limited                                             60                               12
---------------------------------------------------------------------------------------------------------------
Sino Investments Holdings Limited                                45                                9
---------------------------------------------------------------------------------------------------------------
Xinhua Finance Media Limited                                     95                               19
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                   TOTAL:                       500                              100

---------------------------------------------------------------------------------------------------------------

(2)  CHINA LEAD PROFITS LIMITED (BVI)

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                         1 SHARE OF US$1. 00 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                          NO. OF ORDINARY SHARES                SHAREHOLDING
                                                                                           PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Upper Step Holdings Limited                                       1                              100
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                   TOTAL:                         1                              100

---------------------------------------------------------------------------------------------------------------

(3)  JIA LUO CONSULTING LIMITED (PRC WFOE)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            US$3,200,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                  EQUITY INTEREST                   EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
China Lead Profits Limited                             US$3,200,000                              100
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:             US$3,200,000                              100

---------------------------------------------------------------------------------------------------------------

                                    Exhibit

(4)  SHANGHAI YUANZHI ADVERTISING CO., LTD (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB100,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                    EQUITY INTEREST                 EQUITY INTEREST
                                                                                           PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Li Guang Jie                                              RMB49,000                               49
---------------------------------------------------------------------------------------------------------------
Wan Jun                                                   RMB51,000                               51
---------------------------------------------------------------------------------------------------------------
                                    TOTAL:               RMB100,000                              100

---------------------------------------------------------------------------------------------------------------

(5)  ACCORD GROUP INVESTMENTS LIMITED (BVI)

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                         100 SHARES OF US$1.00 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                         NO. OF ORDINARY SHARES                 SHAREHOLDING
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Sino Investments Holdings Limited                                81                               81
---------------------------------------------------------------------------------------------------------------
Xinhua Finance Media Limited                                     19                               19
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                   TOTAL:                       100                              100

---------------------------------------------------------------------------------------------------------------

(6)  GREAT TRIUMPH INVESTMENTS LIMITED (BVI)

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                         1 SHARE OF US$1.00 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                         NO. OF ORDINARY SHARES                 SHAREHOLDING
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Accord Group Investments Limited                                  1                              100
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                   TOTAL:                         1                              100

---------------------------------------------------------------------------------------------------------------

(7)  NEW CHINA MEDIA CO., LIMITED (PRC WFOE)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            US$1,400,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                   EQUITY INTEREST                  EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Great Triumph Investments Limited                      US$1,400,000                              100
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:             US$1,400,000                              100

---------------------------------------------------------------------------------------------------------------

(8)  BEIJING SHIJI GUANGNIAN ADVERTISING CO., LIMITED (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB3,000,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                  EQUITY INTEREST                  EQUITY INTEREST
                                                                                         PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Wang Yong Hong                                         RMB2,514,000                             83.8
---------------------------------------------------------------------------------------------------------------
Yu Gang                                                  RMB486,000                             16.2
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:             RMB3,000,000                              100

---------------------------------------------------------------------------------------------------------------


(9)  MING SHING INTERNATIONAL LIMITED (BVI)

                                    Exhibit

-----------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                           1,000 SHARES OF US$1.00 EACH
-----------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                          NO. OF ORDINARY SHARES                  SHAREHOLDING
                                                                                            PERCENTAGE(%)
-----------------------------------------------------------------------------------------------------------------
Xinhua Finance Media Limited                                   1,000                               100
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                     TOTAL:                    1,000                               100

-----------------------------------------------------------------------------------------------------------------

(10) UPPER WILL ENTERPRISES LIMITED (BVI)

-----------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                           2 SHARES OF US$1.00 EACH
-----------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                          NO. OF ORDINARY SHARES                  SHAREHOLDING
                                                                                            PERCENTAGE(%)
-----------------------------------------------------------------------------------------------------------------
Ming Shing International Limited                                   2                               100
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                     TOTAL:                        2                               100

-----------------------------------------------------------------------------------------------------------------

(11) ACTIVE ADVERTISING AGENCY LIMITED (HONG KONG)

-----------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                          2 SHARES OF HK$1.00 EACH
-----------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                          NO OF ORDINARY SHARES                 SHAREHOLDING
                                                                                          PERCENTAGE(%)
-----------------------------------------------------------------------------------------------------------------
Upper Will Enterprises Limited                                    2                              100
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                    TOTAL:                        2                              100

-----------------------------------------------------------------------------------------------------------------

(12) ACTIVE ADVERTISING (GUANGZHOU) CO., LTD. (PRC WFOE)

-----------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            US$300,000
-----------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                 EQUITY INTEREST                    EQUITY INTEREST
                                                                                          PERCENTAGE (%)
-----------------------------------------------------------------------------------------------------------------
Active Advertising Agency Limited                        US$300,000                              100
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                    TOTAL:               US$300,000                              100

-----------------------------------------------------------------------------------------------------------------

(13) BEIJING CENTURY MEDIA CULTURE CO., LTD. (PRC)

-----------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB1,000,000
-----------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                 EQUITY INTEREST                    EQUITY INTEREST
                                                                                          PERCENTAGE (%)
-----------------------------------------------------------------------------------------------------------------
An Li Zhang                                              RMB500,000                               50
-----------------------------------------------------------------------------------------------------------------
Wang Yong Hong                                          RMB 500,000                               50
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                    TOTAL:            RMB 1,000,000                              100

-----------------------------------------------------------------------------------------------------------------

(14) BEIJING WORKSHOP COMMUNICATIONS CO., LTD. (PRC)

-----------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB1,000,000
-----------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                 EQUITY INTEREST                    EQUITY INTEREST
-----------------------------------------------------------------------------------------------------------------

                                    Exhibit

---------------------------------------------------------------------------------------------------------------
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Beijing Century Media Culture Co., Ltd.                 RMB 900,000                               90
---------------------------------------------------------------------------------------------------------------
Yu Gang                                                  RMB 50,000                                5
---------------------------------------------------------------------------------------------------------------
Xia Huai                                                  RMB50,000                                5
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:            RMB 1,000,000                              100

---------------------------------------------------------------------------------------------------------------

                                    Exhibit

(15) BEIJING GOLDEN WAYS CULTURE DEVELOPMENT CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB300,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                   EQUITY INTEREST                  EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Beijing Century Media Culture Co., Ltd.                 RMB 270,000                               90
---------------------------------------------------------------------------------------------------------------
Yu Gang                                                  RMB 15,000                                5
---------------------------------------------------------------------------------------------------------------
Xia Huai                                                 RMB 15,000                                5
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:               RMB300,000                              100

---------------------------------------------------------------------------------------------------------------

(16) SHENZHEN ACTIVE TRINITY CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB300,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                    EQUITY INTEREST                 EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
An Li Zhang                                              RMB150,000                               50
---------------------------------------------------------------------------------------------------------------
Wang Yong Hong                                           RMB150,000                               50
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:              RMB 300,000                              100

---------------------------------------------------------------------------------------------------------------

(17) BEIJING TAIDE ADVERTISING CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB10,000,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                   EQUITY INTEREST                  EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
An Li Zhang                                            RMB5,000,000                               50
---------------------------------------------------------------------------------------------------------------
Wang Yong Hong                                         RMB5,000,000                               50
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:            RMB10,000,000                              100

---------------------------------------------------------------------------------------------------------------

                                    Exhibit

(18) SHANGTUO ZHIYANG INTERNATIONAL ADVERTISING (BEIJING) CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB1,000,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                    EQUITY INTEREST                 EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Beijing Taide Advertising Co., Ltd.                      RMB800,000                               80
---------------------------------------------------------------------------------------------------------------
Wang Xiao Yu                                             RMB200,000                               20
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:             RMB1,000,000                              100

---------------------------------------------------------------------------------------------------------------

(19) BEIJING LONGMEI TELEVISOIN AND BROADCAST ADVERTISING CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB500,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                    EQUITY INTEREST                 EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Beijing Taide Advertising Co., Ltd.                      RMB400,000                               80
---------------------------------------------------------------------------------------------------------------
Zhou Jia                                                  RMB50,000                               10
---------------------------------------------------------------------------------------------------------------
Zhang Yiran                                               RMB50,000                               10
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:               RMB500,000                              100

---------------------------------------------------------------------------------------------------------------

(20) BEIJING JINLONG RUNXIN ADVERTISING CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB500,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                    EQUITY INTEREST                 EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Beijing Taide Advertising Co., Ltd.                      RMB400,000                               80
---------------------------------------------------------------------------------------------------------------
Zhou Jia                                                  RMB50,000                               10
---------------------------------------------------------------------------------------------------------------
Zhang Yu Yu                                               RMB50,000                               10
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:               RMB500,000                              100

---------------------------------------------------------------------------------------------------------------

                                    Exhibit

(21) SHANGHAI YUANXIN ADVERTISING CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            RMB2,000,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                   EQUITY INTEREST                  EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
Beijing Taide Advertising Co., Ltd.                    RMB1,600,000                               80
---------------------------------------------------------------------------------------------------------------
Mo Hai Hong                                              RMB400,000                               20
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:             RMB2,000,000                              100

---------------------------------------------------------------------------------------------------------------

(22) ECONWORLD MEDIA LIMITED (HONG KONG)

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                          350,000 SHARES OF HK$0.01 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                          NO OF ORDINARY SHARES                 SHAREHOLDING
                                                                                          PERCENTAGE(%)
---------------------------------------------------------------------------------------------------------------
Best Gain Group Ltd.                                         10,000                             2.86
---------------------------------------------------------------------------------------------------------------
Cheers Perfect Ltd.                                          20,000                             5.71
---------------------------------------------------------------------------------------------------------------
Cheung Wah Keung                                             10,000                             2.86
---------------------------------------------------------------------------------------------------------------
EconWorld Holdings Ltd.                                      15,000                             4.29
---------------------------------------------------------------------------------------------------------------
Gainful Concept Ltd.                                         30,000                             8.57
---------------------------------------------------------------------------------------------------------------
Justly Investment International Ltd.                          5,000                             1.42
---------------------------------------------------------------------------------------------------------------
Lo Li Chun                                                   30,000                             8.57
---------------------------------------------------------------------------------------------------------------
Lo Shui Ling Raymond                                         10,000                             2.86
---------------------------------------------------------------------------------------------------------------
Quach Fung Vi                                                10,000                             2.86
---------------------------------------------------------------------------------------------------------------
Xinhua Finance Media Limited                                210,000                            60.00
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:                  350,000                              100

---------------------------------------------------------------------------------------------------------------

(23) FINANCIAL WORLD (SHANGHAI) CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            US$210,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                   EQUITY INTEREST                  EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
EconWorld Media Limited                                  US$210,000                              100
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:              US$210,000                               100

---------------------------------------------------------------------------------------------------------------

(24) ECONWORLD (SHANGHAI) CO., LTD. (PRC)

---------------------------------------------------------------------------------------------------------------
REGISTERED CAPITAL                            US$140,000
---------------------------------------------------------------------------------------------------------------
EQUITY INTEREST HOLDER                                   EQUITY INTEREST                  EQUITY INTEREST
                                                                                          PERCENTAGE (%)
---------------------------------------------------------------------------------------------------------------
EconWorld Media Limited                                  US$140,000                              100
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                    TOTAL:               US$140,000                              100

---------------------------------------------------------------------------------------------------------------



(25) ECONWORLD PUBLISHING LIMITED (HONG KONG)

                                    Exhibit

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                          100,000 SHARES OF HK$0.01 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                         NO OF ORDINARY SHARES                  SHAREHOLDING
                                                                                          PERCENTAGE(%)
---------------------------------------------------------------------------------------------------------------
ECONWORLD MEDIA LIMITED                                      99,999                              100
---------------------------------------------------------------------------------------------------------------
Fan Cho Tak Alex                                                   1
                                                 (hold in trust for EconWorld
                                                        Media Limited)
---------------------------------------------------------------------------------------------------------------
                                    TOTAL:                  100,000                              100

---------------------------------------------------------------------------------------------------------------

(26) MONEY JOURNAL PUBLICATION LIMITED (HONG KONG)

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                          1,000 SHARES OF HK$0.01 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                         NO OF ORDINARY SHARES                  SHAREHOLDING
                                                                                          PERCENTAGE(%)
---------------------------------------------------------------------------------------------------------------
ECONWORLD MEDIA LIMITED                                         999                              100
---------------------------------------------------------------------------------------------------------------
Fan Cho Tak Alex                                                   1
                                                 (hold in trust for EconWorld
                                                       Media Limited)
---------------------------------------------------------------------------------------------------------------
                                    TOTAL:                    1,000                              100

---------------------------------------------------------------------------------------------------------------


(27) MONEY JOURNAL ADVERTISING COMPANY LIMITED (HONG KONG)

---------------------------------------------------------------------------------------------------------------
ISSUED SHARE CAPITAL                          10,000 SHARES OF HK$1.00 EACH
---------------------------------------------------------------------------------------------------------------
SHAREHOLDER                                         NO OF ORDINARY SHARES                  SHAREHOLDING
                                                                                          PERCENTAGE(%)
---------------------------------------------------------------------------------------------------------------
MONEY JOURNAL PUBLICATION LIMITED                            10,000                              100
---------------------------------------------------------------------------------------------------------------
                                    TOTAL:                   10,000                              100

---------------------------------------------------------------------------------------------------------------

                                    Exhibit

                               Material Contracts


COMPANY               CLIENT NAME IN ENGLISH                   NATURE OF CONTRACT        RMB              USD       CONTRACT PERIOD
                                                                                                        @8.05
Yuanxin               Shanghai Christine Food Co., Ltd.           Advertising        1,700,000.00      211,180.12     1/06 -- 12/06
                      Shanghai Yangzhi Media Co., Ltd.                               6,000,000.00      745,341.61     2/06 -- 12/06
                                                                                     ------------      ----------
                                                                                     7,700,000.00      956,521.74

Taide                 Beijing Be-one Advertising Co., Ltd.       Advertising         2,400,000.00      298,136.65        2/06 --

Beijing Longmei       Chuangli Media Group                       Advertising         3,023,030.00      375,531.68     1/06 -- 5/06

                      Beijing Fulite Industrial Co.,Ltd.         Advertising         2,400,000.00      298,136.65     1/06 -- 12/06

                      Beijing diantong Advertising co.,Ltd.      Advertising         2,343,036.00      297,060.37     1/06 -- 5/06
                      co.,Ltd.

                      Guangzhou Tianhen Xingzhi                  Advertising         2,000,000.00      248,447.20     3/06 -- 12/06
                      Advertising Co., Ltd.

                      Shengshi Greatwall Advertising Co.,        Advertising         1,821,490.00      226,272.05     1/06 -- 5/06
                      Ltd.

                      Beijing Yuanqi East Advertising            Advertising         1,800,000.00      223,602.48     3/06 -- 12/06
                      co., Ltd.

                      Guangdong Kailuo Advertising Co.,          Advertising         1,453,800.00      180,596.27     1/06 -- 5/06
                      Ltd.

                      Beijing Jianguo Hospital                   Advertising         1,339,200.00      166,360.25     1/06 -- 12/06

                      Beijing Hongzhi Shidai Advertising         Advertising         1,311,860.00      162,963.98     1/06 -- 5/06
                      Co., Ltd.

                      Shanghai Liaobeina Advertising Co.,        Advertising         1,096,810.00      136,249.69     1/06 -- 5/06
                      Ltd.                                                           ------------      ----------
                                                                                    18,589,226.00    2,309,220.62

                                    Exhibit

Active Advertising Agency   King Sturge LLP                        Advertising           811,973.84      100,866.32    2/06 -- 3/06
Limited

Beijing Century Media       Haishi Tourism Weishi Media Co.,       Production          2,954,880.00      367,065.84    1/06 -- 12/07
Culture Co., Ltd.           Ltd.

Beijing Century Media       China Radio International (for         Advertising         1,475,000.00      183,229.81    1/06 -- 12/06
Culture Co., Ltd.           FM91.5) --
                            Beijiatong Wanwei Yihua Golf Sports
                            Technology Service Co., Ltd.

                            China Radio International              Advertising              817,000      101,490.68    4/06 -- 12/06
                            (for FM91.5) --
                            Mingsheng Bank

                                    Exhibit

                            SCHEDULE OF INDEBTEDNESS

List of Indebtedness of Credit Parties existing as of the date of the Credit Agreement :-



Date of loan    Lender          Borrower        Amount of          Repayment
------------    ------          --------        ----------         ---------
                                                Indebtedness       Date
                                                ------------       ----
Mar 2, 06       Xinhua          Xinhua          US$2 million       On demand
                Financial       Finance Media   plus interest at
                Network         Limited         4% per annum
Feb 28, 2006    Xinhua          Upper Step      US$2,000,000       On demand
                Finance Media   Holdings
                Limited         Limited
Mar 6, 2006     Upper Step      China Lead      US$2,000,000       On demand
                Holdings        Profits
                Limited         Limited
Mar 10, 2006    China Lead      Jia Luo         US$2,000,000       On demand
                Profits         Consulting
                Limited
Oct 18, 2005    Xinhua          Econworld       US$300,000         June 30, 2006
                Financial       Media Limited   plus interest at
                Network                         4% per annum
Oct 18, 2005    Xinhua          Econworld       US$200,000         June 30, 2006
                Financial       Media Limited   plus interest at
                Network                         4% per annum
Feb 14, 2006    Xinhua          Econworld       US$1,330,000       June 30, 2006
                Financial       Media Limited   plus interest at
                Network                         4% per annum

                     [Financial Projections of the Company]

PROPOSED AMENDMENT TO THE AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION OF THE REGISTRANT, AS CURRENTLY IN EFFECT

Below is an extract of the resolutions adopted on February 7, 2007:

SPECIAL RESOLUTION NO. 2 -- AMENDMENT OF ARTICLES OF ASSOCIATION

     RESOLVED as a Special Resolution that Section 7(a)(i) of Schedule 2 to the Articles of Association of the Company be deleted in its entirety and replaced by the following with effect from the consummation of the closing of a QIPO (as defined in the Articles of Association of the Company) but only if such QIPO is consummated prior to 30 June 2007:-

     Conversion Ratio. Each Convertible Preferred Share shall be convertible into such number of fully paid and nonassessable A Common Shares as is determined by dividing (A) the quotient of (i) the aggregate Face Amount of all outstanding Convertible Preferred Shares plus all accrued unpaid dividends on the Convertible Preferred Shares (the "Preferred Conversion Amount") divided by (ii) the number of outstanding Convertible Preferred Shares by (B) the applicable Conversion Price in effect on the applicable conversion date. Any dividends which have been declared but have not yet accrued upon the conversion of the Convertible Preferred Shares into Common Shares shall be cancelled upon such conversion; provided that dividends shall accrue on a daily basis and that the amount of dividends with respect to a period that has commenced but not ended upon the conversion of the Convertible Preferred Shares into Common Shares shall be determined on a pro-rata basis and such dividends shall be paid by the Company within two days following the conversion of the Convertible Preferred Shares into Common Shares.


SPECIAL RESOLUTION NO. 3-- AMENDMENT OF ARTICLES OF ASSOCIATION

     RESOLVED as a Special Resolution that in the event that the consummation of the closing of a QIPO (as defined in the Articles of Association of the Company) does not occur prior to 30 June 2007, Section 7(a)(i) of Schedule 2 to the Articles of Association of the Company be deleted in its entirety and replaced by the following with effect from 1 July 2007:-

     Conversion Ratio. Each Convertible Preferred Share shall be convertible into such number of fully paid and nonassessable A Common Shares as is determined by dividing (A) the quotient of (i) the aggregate Face Amount of all outstanding Convertible Preferred Shares plus $19,040,638.04 less all dividends paid on the Convertible Preferred Shares and accrued from 30 June 2006 to 30 June 2007 (the "Preferred Conversion Amount") divided by (ii) the number of outstanding Convertible Preferred Shares by (B) the applicable Conversion Price in effect on the applicable conversion date.